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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 2
                               (AMENDING ITEM 7)

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 20, 1998

                               WORLD ACCESS, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                         0-19998                       65-0044209
(State or Other Jurisdiction of    (Commission File Number)      (IRS Employer Identification
        Incorporation)                                                      Number)

   945 E. PACES FERRY ROAD, SUITE 2240, ATLANTA, GEORGIA                30326
  (Address of Principal Executive Offices)                            (Zip Code)

      Registrant's Telephone Number, Including Area Code:  (404) 231-2025

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Financial Statement of Business Acquired. Included in this report are the following financial statements:

          (i) The combined unaudited financial statements of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("RCG") and Cherry Communications U.K. Limited ("Cherry U.K.") for the six months ended June 30, 1998 and 1997;

          (ii) The combined financial statements of RCG and Cherry U.K. for the year ended December 31, 1997, which have been audited by the independent accounting firm of Ernst & Young LLP, whose opinion thereon is included herein; and

          (iii) The combined financial statements of RCG and Cherry U.K. for the year ended December 31, 1996, which have been audited by the independent accounting firm of Grant Thornton LLP, whose opinion thereon is included herein.

     (b) Pro Forma Financial Information. The Unaudited Pro Forma Combined Financial Statements of New World Access give effect to the consummation of the several transactions that World Access has completed or are currently contemplated. The Unaudited Pro Forma Combined Statements of Operations give effect to: (1) the acquisition of Advanced TechCom, Inc.; (2) the acquisition of a majority interest in NACT (the "NACT Stock Purchase"); (3) the acquisition of the remainder of NACT (the "NACT Transaction"); (4) the acquisition of RCG and Cherry U.K. (the "Resurgens Transaction"); and (5) the acquisition of Telco Systems, Inc. ("Telco Merger") as if each of these acquisitions had occurred on January 1, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to the NACT Transaction, Resurgens Transaction and the Telco Merger as if it had been completed on June 30, 1998.

     As the fiscal year end of Telco Systems, Inc. ("Telco"), August 31, differs from the Company's fiscal year-end by more than 93 days, Telco's results of operations for the period from November 25, 1996 through November 30, 1997 were used in preparing the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997. Telco's results of operations for the six months from December 1, 1997 through May 31, 1998 were used in preparing the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1998. Telco's May 31, 1998 balance sheet was utilized in preparing the Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company's management believes are reasonable. Each of the acquisition transactions above has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Combined Financial Statements represent the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements.

     In connection with the consummation of the pending acquisition transactions, the Company expects New World Access to record charges representing the estimated portion of the purchase price allocated to in-process research and development of $21.9 million and $73.9 million for the NACT Transaction and Telco Merger, respectively. In addition, in the three month period ended March 31, 1998, the Company recorded charges representing the estimated portion of the purchase price allocated to in-process research and development of $44.6 million and $5.4 million for the NACT Stock Purchase and ATI acquisition, respectively. Since these charges are directly related to the acquisitions and will not recur, the Unaudited Pro Forma Combined Statements of Operations have been prepared excluding these one-time non-recurring charges.

     The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or the future results of operations or results that might have been achieved if the foregoing acquisition transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company, ATI, NACT, Resurgens and Telco, and the related notes thereto.

     (c) Exhibits. The following exhibits are filed herewith by direct transmission via "EDGAR."

23.1   --  Consent of Ernst & Young LLP
23.2   --  Consent of Grant Thornton LLP

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WORLD ACCESS, INC.

                                          By:     /s/ MARTIN D. KIDDER
                                            ------------------------------------
                                                      Martin D. Kidder
                                             Its Vice President, Controller and
                                                          Secretary

Dated as of September 25, 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                                 PAGE
                                                              -----------
The combined unaudited financial statements of RCG and
  Cherry U.K. for the six months ended June 30, 1998 and
  1997
  Combined balance sheets as of June 30, 1998 and December
     31, 1997...............................................          F-2
  Combined statements of operations for the three months
     ended June 30, 1998 and 1997 and for the six months
     ended June 30, 1998 and 1997...........................          F-3
  Combined statements of cash flows for the six months ended
     June 30, 1998 and 1997.................................          F-4
  Combined statement of net stockholders' deficiency as of
     June 30, 1998 and December 31, 1997....................          F-5
  Notes to combined unaudited financial statements..........          F-6
The combined financial statements of RCG and Cherry U.K. for
  the year ended December 31, 1997..........................          F-7
  Report of independent auditors............................          F-9
  Combined balance sheet as of December 31, 1997............         F-10
  Combined statement of operations for the year ended
     December 31, 1997......................................         F-11
  Combined statement of net stockholders' deficiency for the
     year ended December 31, 1997...........................         F-12
  Combined statement of cash flows for the year ended
     December 31, 1997......................................         F-13
  Notes to combined financial statements....................         F-14
The combined balance sheet of RCG and Cherry U.K. for the
  year ended December 31, 1996 and the related combined
  statements of operations, stockholders' equity (deficit)
  and cash flows for the two years in the period ended
  December 31, 1996.........................................         F-25
  Report of independent certified public accountants........         F-26
  Combined balance sheet as of December 31, 1996............         F-27
  Combined statements of operations for the years ended
     December 31, 1995 and 1996.............................         F-28
  Combined statements of stockholder's equity (deficit) for
     the two years ended December 31, 1996..................         F-29
  Combined statements of cash flows for the years ended
     December 31, 1995 and 1996.............................         F-30
  Notes to combined financial statements....................         F-31
The unaudited pro forma combined financial statements of New
  World Access..............................................
  Unaudited pro forma combined balance sheets as of June 30,
     1998...................................................  F-39 - F-43
  Unaudited pro forma combined statements of operations for
     the six months ended June 30, 1998.....................  F-44 - F-48
  Unaudited pro forma combined statements of operations for
     the year ended December 31, 1997.......................  F-49 - F-53
  Notes to pro forma combined financial statements..........         F-54

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                            COMBINED BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 1998           1997
                                                              -----------   ------------
                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................................   $  1,637       $  4,347
  Accounts receivable, net..................................      3,354          1,757
  Prepaid expenses..........................................      3,831          1,838
  Other.....................................................        645            648
                                                               --------       --------
          Total current assets..............................      9,467          8,590
Property and equipment, net.................................     52,126         54,958
Deposits and other assets, net..............................        152            295
                                                               --------       --------
          Total assets......................................   $ 61,745       $ 63,843
                                                               ========       ========
Current liabilities not subject to compromise:
  Accounts payable..........................................   $ 19,731       $  8,761
  Accrued expenses..........................................      7,243          1,719
  Debtor in possession facility.............................     22,000          7,250
  Current portion of capitalized lease obligations..........      3,542          3,630
                                                               --------       --------
          Total current liabilities.........................     52,516         21,360
Liabilities subject to compromise...........................    334,542        336,751
Long-term obligations not subject to compromise
  Capitalized lease obligations, less current portion.......     29,050         30,820
                                                               --------       --------
          Total liabilities.................................    416,108        388,931
Net stockholders' deficiency:
  Common stock - Resurgens..................................          1              1
  Common stock - Cherry U.K.................................         84             84
  Additional paid-in capital................................     61,467         61,467
  Accumulated deficit.......................................   (415,915)      (386,640)
                                                               --------       --------
          Net stockholders' deficiency......................   (354,363)      (325,088)
                                                               --------       --------
          Total liabilities and net stockholders'
            deficiency......................................   $ 61,745       $ 63,843
                                                               ========       ========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF OPERATIONS

                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                       JUNE 30,                JUNE 30,
                                                 --------------------    --------------------
                                                   1998        1997        1998        1997
                                                 --------    --------    --------    --------
                                                     (UNAUDITED)             (UNAUDITED)
                                                    (IN THOUSANDS)          (IN THOUSANDS)
Revenues.......................................  $ 10,009    $ 60,207    $ 10,377    $131,774
Cost of services...............................    17,943      77,382      27,028     164,140
                                                 --------    --------    --------    --------
Gross margin...................................    (7,934)    (17,175)    (16,651)    (32,366)
Operating expenses:
  Selling, general and administrative
     expenses..................................     4,756       9,959       7,306      16,981
  Depreciation and amortization................     1,488       1,354       3,096       2,019
  Provision for doubtful accounts..............        --       8,355           2      17,561
                                                 --------    --------    --------    --------
          Total operating expenses.............     6,244      19,668      10,404      36,561
Operating loss.................................   (14,178)    (36,843)    (27,055)    (68,927)
Other income, (expense):
  Interest expense.............................    (1,437)     (1,964)     (2,631)     (3,772)
  Other........................................         4         727          (1)        256
                                                 --------    --------    --------    --------
          Total other income, (expense) net....    (1,433)     (1,237)     (2,632)     (3,516)
Loss before reorganization costs...............   (15,611)    (38,080)    (29,687)    (72,443)
Reorganization items income....................       778          --         412          --
                                                 --------    --------    --------    --------
          Net loss.............................  $(14,833)   $(38,080)   $(29,275)   $(72,443)
                                                 ========    ========    ========    ========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                  (UNAUDITED)
                                                                (IN THOUSANDS)
Operating activities
  Net loss..................................................  $(29,275)  $(72,443)
  Adjustment to reconcile net loss to net cash provided by
     operating activities:
     Provision for doubtful accounts........................         0     17,562
     Depreciation and amortization..........................     3,096      2,019
     Changes in operating assets and liabilities:
       Accounts receivable..................................    (1,597)     3,918
       Prepaid expenses and other...........................    (1,990)    (5,103)
       Accounts payable.....................................    10,970     47,168
       Accrued expenses and other liabilities...............     5,524     10,400
                                                              --------   --------
          Net cash used in operating activities before
           reorganization items.............................   (13,272)     3,521
  Decrease in liabilities subject to compromise.............    (2,209)        --
                                                              --------   --------
  Net cash used in operating activities.....................   (15,481)     3,521
Investing activities
  Fixed asset acquisitions..................................      (264)    (9,526)
  Deposits and other assets.................................       143      1,356
                                                              --------   --------
          Net cash used in investing activities                   (121)    (8,170)
Financing activities
  Proceeds from debtor-in-possession financing                  14,750         --
  Proceeds from long-term debt                                      --      1,309
  Payments on capitalized lease obligations                     (1,858)    (1,496)
                                                              --------   --------
          Net cash provided by (used in) financing
           activities.......................................    12,892       (187)
Net decrease in cash and cash equivalents...................    (2,710)    (4,836)
Cash and cash equivalents, beginning of year................     4,347      4,836
                                                              --------   --------
Cash and cash equivalents, end of year......................  $  1,637   $     --
                                                              ========   ========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

               COMBINED STATEMENT OF NET STOCKHOLDERS' DEFICIENCY

                                     CHERRY            CHERRY U.K.
                              COMMUNICATIONS INC.        LIMITED
                                  COMMON STOCK        COMMON STOCK     ADDITIONAL                     TOTAL
                              --------------------   ---------------    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                              SHARES       AMOUNT    SHARES   AMOUNT    CAPITAL       DEFICIT      DEFICIENCY
                              -------      -------   ------   ------   ----------   -----------   -------------
                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Balance December 31, 1997...   1,249         $1      50,000    $84      $61,467      $(386,640)     $(325,088)
Net loss (unaudited)........      --         --          --     --           --        (29,275)       (29,275)
                               -----         --      ------    ---      -------      ---------      ---------
Balance June 30, 1998
  (unaudited)...............   1,249         $1      50,000    $84      $61,467      $(415,915)     $(354,363)
                               =====         ==      ======    ===      =======      =========      =========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1998

NOTE 1. BASIS OF PRESENTATION

     The accompanying unaudited combined financial statements include the accounts of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("RCG") and Cherry Communications U.K. Limited ("Cherry U.K."). Cherry U.K.'s financial statements are prepared on a March 31 fiscal year-end. For combination purposes, March 31, 1998 financial statements of Cherry U.K., which were previously included in the combined entity as of December 31, 1997, have been combined with the March 31, 1998 financial statements of RCG. Therefore, the statement of net stockholders' deficiency and statement of cash flows reflect an adjustment for Cherry U.K. which was previously included in fiscal year 1997. For combination purposes, the six months ended June 30, 1997 of Cherry U.K. have been combined with the six months ended June 30, 1997 for RCG.

     These financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods covered have been included. For further information, refer to the audited combined financial statements and footnotes included elsewhere in this Proxy.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results expected for the full year. Certain reclassifications have been made to the prior period's financial information to conform with the presentations used in 1998.

                         COMBINED FINANCIAL STATEMENTS

                      CHERRY COMMUNICATIONS INCORPORATED,
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                           (DEBTOR-IN-POSSESSION) AND
                       CHERRY COMMUNICATIONS U.K. LIMITED
                          YEAR ENDED DECEMBER 31, 1997
                      WITH REPORT OF INDEPENDENT AUDITORS

                      CHERRY COMMUNICATIONS INCORPORATED,
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                     AUDITED COMBINED FINANCIAL STATEMENTS

                                    CONTENTS

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................  F-9
Audited Combined Financial Statements
Combined Balance Sheet as of December 31, 1997..............  F-10
Combined Statement of Operations for the year ended December
  31, 1997..................................................  F-11
Combined Statement of Net Stockholders' Deficiency for the
  year ended December 31, 1997..............................  F-12
Combined Statement of Cash Flows for the year ended December
  31, 1997..................................................  F-13
Notes to Combined Financial Statements......................  F-14

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cherry Communications Incorporated,
  d/b/a Resurgens Communications Group
  and Cherry Communications U.K. Limited

     We have audited the accompanying combined balance sheet of Cherry Communications Incorporated (d/b/a Resurgens Communications Group), and Cherry Communications U.K. Limited (collectively referred to as the "Companies") as of December 31, 1997, and the related statements of operations, net stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1997, of the Companies and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As more fully described in
Note 2 to the financial statements, the Companies have not complied with the repayment schedule for several of its loan agreements and is party to significant litigation, the outcome of which cannot be predicted. In addition, the Companies have incurred recurring operating losses, have a working capital deficiency and have lost virtually all of their customer base. Cherry Communications Incorporated (d/b/a Resurgens Communications Group) filed voluntary bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 24, 1997, and is currently operating its business as a debtor-in-possession under the supervision of the Bankruptcy Court. These conditions raise substantial doubt about the Companies' ability to continue as a going concern. Although Cherry Communications Incorporated (d/b/a Resurgens Communications Group) is currently operating as a Debtor-In-Possession under the jurisdiction of the Bankruptcy Court, the continuation of the business as a going concern is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of the creditors and confirmation by the Bankruptcy Court, success of future operations, and the ability to recover the carrying amount of assets and/or the amount and classification of liabilities. The 1997 financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of the bankruptcy proceedings and related uncertainties.

                                          /s/  ERNST & YOUNG LLP

June 5, 1998

Atlanta, Georgia

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997

                                                              (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   4,347
  Accounts receivable:
     Trade, net of allowance for doubtful accounts of
      $1,062................................................        1,757
     Other..................................................          648
                                                                ---------
                                                                    2,405
     Prepaid expenses.......................................        1,838
                                                                ---------
          Total current assets..............................        8,590
Property and equipment:
  Telecommunications equipment..............................       50,456
  Furniture, fixtures and equipment.........................       10,266
  Leasehold improvements....................................        2,593
                                                                ---------
                                                                   63,315
  Less accumulated depreciation and amortization............       (8,357)
                                                                ---------
  Net property and equipment................................       54,958
Deposits and other assets, net..............................          295
                                                                ---------
          Total assets......................................    $  63,843
                                                                =========

                  LIABILITIES AND NET STOCKHOLDERS' DEFICIENCY

Current liabilities not subject to compromise:
  Accounts payable..........................................    $   8,761
  Accrued expenses..........................................        1,719
  Debtor-in-possession (DIP) loan...........................        7,250
  Current portion of capitalized lease obligations..........        3,630
                                                                ---------
          Total current liabilities.........................       21,360
Liabilities subject to compromise (Note 3)..................      336,751
Long-term obligations not subject to compromise:
  Capitalized lease obligations, less current portion.......       30,820
                                                                ---------
          Total liabilities.................................      388,931
Net stockholders' deficiency:
  Common stock, Resurgens, no par value, authorized 10,000
     shares, issued 1,249 at December 31, 1997..............            1
  Common stock, Cherry U.K., no par value, authorized and
     issued 50,000 shares at December 31, 1997..............           84
  Additional paid-in capital................................       61,467
  Accumulated deficit.......................................     (386,640)
                                                                ---------
          Net stockholders' deficiency......................     (325,088)
                                                                ---------
          Total liabilities and net stockholders'
          deficiency........................................    $  63,843
                                                                =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                     1997
                                                                --------------
                                                                (IN THOUSANDS)
Revenues....................................................      $ 165,489
Cost of services............................................        246,494
                                                                  ---------
Gross margin................................................        (81,005)
Operating expenses:
  Selling, general and administrative expenses..............         34,891
  Depreciation and amortization.............................          5,814
  Provision for doubtful accounts...........................         33,743
                                                                  ---------
          Total operating expenses..........................         74,448
Operating loss..............................................       (155,453)
Other income (expense):
  Interest and finance charges..............................        (11,939)
  Loss on disposition of property...........................         (2,977)
  Litigation settlements -- non bankruptcy..................         (1,328)
  Other income..............................................            642
                                                                  ---------
          Total other expense, net..........................        (15,602)
Loss before reorganization costs............................       (171,055)
Reorganization items (Note 4)...............................           (665)
                                                                  ---------
Net loss....................................................      $(171,720)
                                                                  =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

               COMBINED STATEMENT OF NET STOCKHOLDERS' DEFICIENCY

                                                        CHERRY
                                    CHERRY          COMMUNICATIONS
                             COMMUNICATIONS INC.     U.K. LIMITED
                                 COMMON STOCK        COMMON STOCK     ADDITIONAL                      NET
                             --------------------   ---------------    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                              SHARES      AMOUNT    SHARES   AMOUNT    CAPITAL       DEFICIT      DEFICIENCY
                              ------      ------    ------   ------   ----------   -----------   -------------
                                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31,
  1996.....................    1,000        $1      50,000    $84      $61,467      $(214,920)     $(153,368)
  Additional shares issued
     related to WorldCom
     settlement (Note 3)...      249        --          --     --           --             --             --
  Net loss.................       --        --          --     --           --       (171,720)      (171,720)
                               -----        --      ------    ---      -------      ---------      ---------
Balance, December 31,
  1997.....................    1,249        $1      50,000    $84      $61,467      $(386,640)     $(325,088)
                               =====        ==      ======    ===      =======      =========      =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                              (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss....................................................    $(171,720)
Adjustment to reconcile net loss to net cash provided by
  operating activities:
  Provision for doubtful accounts...........................       33,743
  Depreciation and amortization.............................        5,814
  Loss on disposition of property and equipment.............        2,977
  Write-off of unrealizable deposits and other assets.......        1,450
  Changes in operating assets and liabilities:
     Accounts receivables...................................        6,520
     Prepaid expenses and other.............................         (669)
     Accounts payable.......................................     (181,332)
     Accrued expenses and other liabilities.................       (8,559)
                                                                ---------
          Net cash used in operating activities before
          reorganization items..............................     (311,776)
Increase in liabilities subject to compromise...............      314,228
                                                                ---------
          Net cash provided by operating activities.........        2,452
INVESTING ACTIVITIES
Purchases of property and equipment.........................       (9,545)
Deposits and other assets...................................          851
                                                                ---------
          Net cash used in investing activities.............       (8,694)
FINANCING ACTIVITIES
Proceeds from DIP loan......................................        7,250
Payments on capitalized lease obligations...................       (1,496)
                                                                ---------
Net cash provided by financing activities...................        5,754
                                                                ---------
Net decrease in cash and cash equivalents...................         (488)
Cash and cash equivalents, beginning of year................        4,835
                                                                ---------
Cash and cash equivalents, end of year......................    $   4,347
                                                                =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest and finance charges paid...........................    $     830
                                                                =========
Supplemental schedule of noncash investing and financing
  activities:
     Capitalized lease obligations incurred for property and
      equipment.............................................    $  13,756
                                                                =========
     Deposits applied to capital lease obligations..........    $   1,165
                                                                =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Resurgens") is a facilities-based international long-distance carrier operating five long distance switch centers throughout the United States and overseas, and has arrangements with domestic and foreign long distance carriers for processing international calls. Resurgens primarily provides long distance network services to U.S. based long distance carriers. Although there are a number of domestic and foreign long distance carriers, a change in carriers could disrupt Resurgens' ability to service its customers, which would result in a possible loss of operating revenues. In August 1997 Resurgens began experiencing a substantial decline in revenues, and in October 1997 Resurgens began restructuring its network to improve quality and eliminate those costs not necessary to implement Management's decision to focus its business efforts as a carrier's carrier. Resurgens' bankruptcy filing (as described in Note 2) which resulted in a substantial loss of customers and a corresponding write-off in accounts receivable was an initial step in implementing the new business strategy.

     The combined financial statements presented herein also include financial statements of Cherry Communications U.K. Limited ("Cherry U.K.") which is held under common ownership. This subsidiary has licensing and operating agreements for international telephone access in association with Resurgens. Cherry U.K. records an administrative revenue fee derived solely from Resurgens, based on an agreed upon percentage of operating expense, which is eliminated in these combined financial statements.

     In October 1996, WorldCom Network Services ("WorldCom") threatened to stop providing private line services and switch services to Resurgens as a result of Resurgens' failure to pay WorldCom. In response, Resurgens commenced a lawsuit against WorldCom asserting various claims including substantial billing disputes. Effective July 24, 1997 the Companies settled their litigation and claims against WorldCom. The settlement resulted, among other things, in the execution by Resurgens of two promissory notes in the aggregate principal amount of $165,000 (terms of which are further described in Note 3), the issuance of shares of Resurgens to WorldCom (representing 19.9% of outstanding shares) and the executions of a pledge and security agreement for 51% of the outstanding shares of Resurgens and 51% of the outstanding shares of Cherry U.K. This pledge and security agreement gave WorldCom the ability to effectively control 71% and 51% of the voting common shares of Resurgens and Cherry U.K., respectively.

     After this settlement was reached WorldCom, Resurgens, Cherry U.K., James
R. Elliott (owner of 80.1% of Resurgens and sole owner of Cherry U.K.), and John
D. Phillips entered into a series of agreements, effective October 1, 1997, whereby John D. Phillips received an option to purchase ("call right") James R. Elliott's common stock of the combined Companies (1,000 shares of Resurgens and 50,000 shares of Cherry U.K.) for $1,000 and James R. Elliott received the right to require ("put right") John D. Phillips to purchase the common stock of the companies for $1,000. John D. Phillips was also granted a revocable voting proxy for all of the shares owned and controlled by WorldCom, thereby giving him effective control of Resurgens and Cherry U.K. In conjunction with John D. Phillips obtaining effective control of the Companies, Resurgens filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code. In addition, WorldCom agreed to provide debtor-in-possession financing (see Note 5). Effective May 8, 1998, John D. Phillips closed on his option and acquired all of the outstanding shares of common stock of Cherry U.K. for $1,000. James R. Elliott's exercise of his put right related to the 1,000 shares of Resurgens stock has been enjoined by the Bankruptcy Court and the Plan of Reorganization currently provides that Resurgens stockholders will receive no consideration under the Plan.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Resurgens and Cherry U.K. (which is commonly controlled) (collectively, the "Companies"). Cherry U.K. was purchased by the major shareholder of Resurgens in November 1995. Cherry U.K.'s financial statements are prepared on a March 31 fiscal year end. For combination purposes, March 31, 1998 financial statements of Cherry U.K. have been combined with the December 31, 1997 financial statements of Resurgens. Significant intercompany accounts and transactions have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets as indicated below:

Telecommunications equipment..............................  5-10 years
Furniture, fixtures and equipment.........................  4-5 years
Leasehold improvements....................................  Life of lease

     In the event facts and circumstances indicate the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets would be compared to the carrying amount of the assets to determine if a write down to fair value may be required.

REVENUE RECOGNITION

     Revenues are derived primarily from the provision of long-distance telecommunications services and are recognized when the services are provided.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

     The Companies intend to adopt the provisions of SFAS 130 in 1998 and do not expect its application to have a material impact on the financial position or results of operations of the Companies.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
FINANCIAL INSTRUMENTS

  Concentration of Credit Risk

     Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable, accounts payable and long term debt.

     The Companies maintain cash and cash equivalents and certain other financial instruments with various financial institutions. The Companies' policy is designed to limit exposure at any one institution by performing periodic evaluations of the relative credit standing of those financial institutions.

  Fair Value of Financial Instruments

     The fair value of the Companies' financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable approximate carrying value, principally because of the short maturity of these items.

     The carrying amounts of the long-term debt payable approximate fair value due to the interest rates on these agreements approximating the Companies' incremental borrowing rates, and the fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

SIGNIFICANT CUSTOMERS

     The Companies' revenues are derived from a variety of customers including one customer, which accounted for 19% of the Companies' revenues during 1997.

ADVERTISING COSTS

     Pursuant to American Institute of Certified Public Accountants (AICPA) Statement of Position No. 93-7, "Reporting on Advertising Cost," the Companies expensed advertising costs of $2,226 as incurred in 1997.

COST OF SERVICES AND PRODUCTS

     Cost of services include payments primarily to local exchange carriers ("LECs") and interexchange carriers, primarily for access and transport charges.

INCOME TAXES

     Due to Resurgens' conversion from a subchapter S Corporation to a C Corporation as of August 1, 1997, Resurgens began accounting for income taxes under the liability method. Under this method, deferred income taxes are recorded to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts for income tax purposes.

     For the period prior to August 1, 1997, all taxable losses were allocated to the owners of Resurgens. Accordingly no income taxes are reflected for Resurgens in the accompanying financial statements for the period prior to the conversion. Cherry U.K. accounted for income taxes under the liability method for fiscal 1997.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences could be material.

FOREIGN OPERATIONS

     Summarized financial information for Cherry U.K. in US dollars, prior to intercompany elimination, is:

                                                               1997
                                                              -------
BALANCE SHEET
  Current assets............................................  $   792
  Property and equipment....................................    6,932
                                                              -------
          Total assets......................................    7,724
Current liabilities, including amount due to Resurgens of
  $4,496....................................................    6,337
Long-term debt..............................................    3,996
                                                              -------
          Total liabilities.................................   10,333
                                                              -------
          Net deficiency....................................  $(2,609)
                                                              =======
STATEMENT OF OPERATIONS
  Revenues..................................................  $ 2,848
  Expenses..................................................    3,665
                                                              =======
          Net loss..........................................  $  (817)
                                                              =======

FOREIGN CURRENCY TRANSLATION

     Translation adjustments arising from combining Cherry U.K. are reflected within the statements of operations as the US dollar is the functional currency of Cherry U.K.

2. PETITION FOR RELIEF UNDER CHAPTER 11 BANKRUPTCY

     On October 24, 1997, Resurgens filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Northern District of Illinois (the "Court"). Cherry U.K. was not included in this bankruptcy filing. Under Chapter 11, certain claims against Resurgens in existence prior to the filing for relief under the federal bankruptcy laws are stayed while Resurgens continues business operations as a Debtor-in-Possession subject to the supervision of the Court. Management filed a plan of reorganization on June 15, 1998 which contemplates emergence in the third quarter of 1998. There can be no assurance at this time that a plan of reorganization will be approved or confirmed by the Bankruptcy Court, or that such plan will be consummated.

     After an exclusivity period, creditors of Resurgens have the right to propose alternative plans of reorganization. Any plan of reorganization, among other things, is likely to result in material dilution of the equity of existing stockholders as a result of a possible issuance of equity to creditors or new investors.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. PETITION FOR RELIEF UNDER CHAPTER 11 BANKRUPTCY -- (CONTINUED)
     The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing and circumstances relating to this event, including Resurgens' leveraged financial structure and losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. While under protection of Chapter 11, Resurgens may sell or otherwise dispose of assets and liquidate or settle liabilities, for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts reported in the financial statements. Accordingly such financial statements do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization or the inability of the Companies to continue as a going concern.

     The ability to continue as a going concern is dependent upon, among other things, confirmation of a plan of reorganization, future profitable operations, and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

3. LIABILITIES SUBJECT TO COMPROMISE

     The principal categories of claims classified as liabilities subject to compromise under the reorganization proceedings are identified below. These amounts may be subject to future adjustment depending on the Court's action, further developments with respect to disputed claims, determination as to the value of any collateral securing claims, and other events. Additional claims may arise resulting from rejection of additional executory contracts or unexpired leases by Resurgens.

                                                                1997
                                                              --------
Accounts payable............................................  $136,095
Long-term debt..............................................   168,545
Governmental entities.......................................     7,314
Former employees............................................     2,485
Professional fees...........................................     2,098
Accrued interest............................................     2,939
Other liabilities...........................................    17,275
                                                              --------
                                                              $336,751
                                                              ========

     As a result of the bankruptcy filing, no principal or interest payments will be made on any pre-petition debt without Court approval or until a reorganization plan defining the repayment terms has been approved. Contractual interest expense not recorded on certain pre-petition debt totaled $2,100 for the period from October 24, 1997 through December 31, 1997.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LIABILITIES SUBJECT TO COMPROMISE -- (CONTINUED)
LONG-TERM DEBT, SUBJECT TO COMPROMISE

                                                                1997
                                                              --------
WorldCom installment note due December 30, 1997, interest to accrue at 18% for default of payment......................  $ 50,000
WorldCom installment note due July 23, 2000, bearing
  interest at 10%. Interest only payments are due quarterly
  beginning March 31, 1998 and payments of principal and
  interest beginning October 23, 1998.......................   115,000
Illinois Capital Group installment note due September 1997,
  bearing interest at 10% with monthly principal and
  interest payments of $60. Penalty of $250 added to
  principal for nonpayment of principal balance on due
  date......................................................       367
Esplanade at Locust Point installment note due June 1999,
  with monthly payments of $100, including interest imputed
  at 12.5%. Includes interest penalty of $894 added to
  principal in 1998 due to nonpayments on account...........     3,008
Eastern Telecom installment note due on or before November
  1, 1998 bearing interest at 8%............................       170
                                                              --------
          Total long-term debt, subject to compromise.......  $168,545
                                                              ========

     Under the two WorldCom installment notes, which are secured by substantially all of the Companies' assets and stock of the Corporations, any defaults allow WorldCom to charge interest at 18% annually on all outstanding balances, and to request the entire indebtedness to become due. The Companies have defaulted on the $50,000 note payable due December 30, 1997, and subsequent to year end, defaulted on the March 31, 1998 interest payment due on the $115,000 note. Remedies of default are not waived under this agreement by any failure or delay by any party in exercising any remedy of default.

     On April 2, 1996 Resurgens settled a litigation case with Illinois Capital Group related to delinquent payments for leased switching equipment. In connection with this settlement, a promissory note was executed for approximately $1,300. The note required monthly payments beginning April 15, 1996 with a penalty amount of $250 if Resurgens did not make payments when due. Resurgens ceased payment on this note in mid 1997 and therefore this penalty amount has been added to the principal balance.

     Resurgens entered into a settlement agreement with Esplanade at Locust Point Limited Partnership ("Esplanade") on January 29, 1996 which released Resurgens from litigation claims involving leased office space. In connection with this settlement, a promissory note was issued in the amount of $4,000, with monthly payments of $100 to begin in March 1996, with no interest. Resurgens failed to remit the required monthly payments during 1997. The agreement stated that an additional $1,000 would be assessed and due if the companies failed to meet the required payment schedule. Esplanade filed a claim against Resurgens for the outstanding balance of the loan plus the additional penalty amount. Prior to December 31, 1997, a judgment was reached in this case and an additional amount of $894 was granted to Esplanade. This amount is subject to an interest rate of 12.5% and is included in the principal balance amount at December 31, 1997.

     The Eastern Telecom installment note was signed on August 1, 1997, based upon judicial court settlement, for $190. The amount relates to non-performance of a purchase agreement for switching equipment by Resurgens.

     As part of the Chapter 11 reorganization process, Resurgens has attempted to notify all known or potential creditors of the Chapter 11 filing for the purpose of identifying all pre-petition claims against Resurgens. Generally, creditors whose claims arose prior to the Petition Date had until February 6, 1998 ("Bar Date") to file claims or be barred from asserting claims in the future. Claims arising from rejection of

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LIABILITIES SUBJECT TO COMPROMISE -- (CONTINUED) executory contracts by Resurgens, and claims related to certain other items were permitted to be filed within other dates as set by the Court.

     Differences between amounts shown by Resurgens and claims filed by creditors are being investigated and will either be resolved or adjudicated. The ultimate amount of and settlement terms for such liabilities are subject to the confirmed plan of reorganization and are not presently determinable. The total amount of proofs of claims filed in Court approximate $434,000, while the amount accrued by Resurgens at December 31, 1997 is $336,751. This difference of approximately $95,000 pertains to claims that management believes to be duplicate claims, amounts relating to outstanding litigation (See Note 11) and other disputed claims for which management is unable to predict the ultimate outcome of and therefore, no provision has been recorded in the financial statements for this difference.

4. REORGANIZATION ITEMS

     Reorganization items recorded in 1997 consisted of:

Rejected lease expense......................................  $ 956
Professional fees...........................................    233
Professional fees abated....................................   (524)
                                                              -----
                                                              $ 665
                                                              =====

     Professional fees incurred consisted of consulting and legal fees for bankruptcy activity and restructuring efforts on behalf of Resurgens and the creditor's committee.

5. DEBTOR-IN-POSSESSION (DIP) FINANCING

     In November 1997, the Court authorized Resurgens to enter into a financing agreement with WorldCom in order to facilitate continued operations as a debtor-in-possession. The terms of this financing agreement originally provided for maximum advances thereunder to $19,000 and required repayment on April 30, 1998 at 12% interest.

     On April 16, 1998 the financing agreement was amended to provide for an increased maximum amount of $25,000 and an extended term through July 31, 1998. As of June 5, 1998, the Company had borrowed an additional $13,700.

6. CAPITALIZED LEASE OBLIGATIONS

     The Companies lease telecommunications and other equipment through capitalized lease arrangements.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. CAPITALIZED LEASE OBLIGATIONS -- (CONTINUED)
     Future minimum lease payments on these capitalized lease obligations at December 31, 1997 are as follows:

1998........................................................   $  6,930
1999........................................................     10,499
2000........................................................     10,382
2001........................................................      9,966
2002........................................................      5,493
                                                               --------
          Net minimum lease payments........................     43,270
Less amount representing interest...........................     (8,820)
                                                               --------
Present value of minimum lease payments.....................     34,450
Less current portion of capitalized lease obligations.......     (3,630)
                                                               --------
Long-term portion of capitalized lease obligations, not
  subject to compromise.....................................   $ 30,820
                                                               ========

     The net carrying value of assets under capital leases was $35,900 at December 31, 1997, and is included in property and equipment. Amortization of these assets is included in depreciation expense.

7. EMPLOYEE 401(K) PLAN

     Effective January 1, 1997, Resurgens established a defined contribution savings plan, intended to qualify under IRS Code Section 401(k), available to all employees who complete six months of service and are at least age 21. Employees may contribute up to 15% of their salary per year, subject to statutory limitations, and Resurgens matches 100% of employee contributions up to 5% of each employee's salary. Resurgens' matching contributions vest 20% per year. Resurgens' expense under the plan during 1997 amounted to approximately $98.

8. INCOME TAXES

     For the period from inception through July 31, 1997, Resurgens elected to have its income taxed directly to its individual shareholders under the provisions of Subchapter S of the Internal Revenue Code ("the Code"). Accordingly, no deferred income taxes were established for Resurgens. Effective August 1, 1997, the S-Corporation election was terminated due to a change in ownership and Resurgens is now subject to federal and state income taxes. Upon conversion to C corporation status, Resurgens recorded a net deferred tax asset which was fully offset by the establishment of a valuation reserve. Accordingly, no charge or benefit was made to the income tax provision to reflect the impact of this change in tax status.

     Effective August 1, 1997, the accompanying financial statements reflect provisions for income taxes computed in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 109. With respect to Cherry U.K., the accompanying financial statements reflect provisions for income taxes calculated under the provisions of SFAS No. 109 since acquisition. For the period prior to the change in tax status, the provision has been presented on a pro forma basis as if Resurgens had been liable for federal and state income taxes since January 1, 1997.

     The Companies have generated significant net operating losses ("NOLs") both in the United States and in the United Kingdom. These NOLs may be available to offset future taxable income, subject to the limitations discussed below. Resurgens has generated NOL carryforwards totaling $128,000 in the United

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8. INCOME TAXES -- (CONTINUED)
States after the date of the conversion from S-Corporation to C-Corporation status. Cherry U.K. has NOLs available at December 31, 1997 approximating $1,500 in the United Kingdom. The United States federal NOL generated in 1997 expires in the year 2012, while the United Kingdom NOLs do not expire.

     The significant components of the Companies' deferred tax assets and liabilities are:

                                                      AUGUST 1,   DECEMBER 31,
                                                        1997          1997
                                                      ---------   ------------
Deferred tax assets:
  Allowance for bad debts...........................   $ 2,846      $ 4,889
  Net operating loss carry-forward..................        --       48,871
  Accruals..........................................       341          319
  Depreciation and amortization.....................       452          458
  Contested liabilities.............................    31,064        6,825
  Other.............................................        17           29
  Valuation allowance...............................   (29,347)     (56,061)
                                                       -------      -------
                                                         5,373        5,330
                                                       -------      -------
Deferred tax liabilities:
  Depreciation and amortization.....................       474          441
  Installment sale..................................     4,899        4,889
                                                       -------      -------
                                                         5,373        5,330
                                                       -------      -------
          Net deferred assets.......................   $    --      $    --
                                                       =======      =======

     The pro forma reconciliation of income tax benefit attributable to operations computed at the US federal statutory rates to income tax expense is:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Tax benefit at US statutory rate............................    $(58,079)
State income tax benefit....................................      (6,833)
Permanent differences.......................................       1,025
Change in valuation allowance...............................      63,887
                                                                --------
                                                                $     --
                                                                ========

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Companies' offices, along with various equipment and property access rights, are leased under operating leases expiring in 1998 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Future minimum lease payments on noncancellable operating leases at December 31 are as follows:

                                                               1997
                                                              ------
1998........................................................  $1,347
1999........................................................   1,007
2000........................................................     765
2001........................................................     516
2002........................................................     255
Thereafter..................................................     568
                                                              ------
          Total future minimum lease payments...............  $4,458
                                                              ======

     Rent expense for the year ended December 31, 1997 was approximately $3,538.

10. RELATED PARTY TRANSACTIONS

     Effective April 1, 1997, Resurgens entered into a ten-year lease agreement for an office building with shareholder related trusts. Until occupancy on or about January 1, 1998, Resurgens is required to pay 50% of the monthly lease amount or approximately $11 per month. For the year ended December 31, 1997, the Companies recorded rent expense of $200 associated with this lease. In December 1997, Resurgens recorded a liability of $444 for rejecting the lease in accordance with Chapter 11 provisions.

     During fiscal 1997, Resurgens utilized WorldCom, a shareholder, for transport services aggregating $27,834, which have been expensed by the Companies in cost of service. The amount owed to WorldCom at December 31, 1997 is $188,992, of which $178,863 is recorded as liabilities subject to compromise.

     Effective April 1998, Resurgens entered into a Carrier Service Agreement with WorldCom pursuant to which WorldCom is obligated to purchase international long distance services up to $25,000 a month provided the services are of acceptable quality and the rates are at least equal to rates from other third parties. The contract is for a one year initial term but automatically renews each month, subject to a one year termination notice.

11. LITIGATION

     The Companies are subject to numerous lawsuits, investigations and claims (a number of which involve amounts that are material to these financial statements) arising out of the conduct of its business, including those relating to commercial transactions and regulatory matters. Such items generally relate to claims made previous to Resurgens filing bankruptcy; therefore, the ultimate liability of Resurgens is generally included in the liabilities subject to compromise (see Note 3).

     Resurgens is party to an action with AT&T in which AT&T filed suit against Resurgens. Resurgens purchased long distance and international service from AT&T from January 1996 through February 1997, and disputed the accuracy of certain charges which prompted AT&T to terminate all services. AT&T seeks in excess of $16,000 for alleged unpaid services. Resurgens has filed a counterclaim against AT&T, alleging offset claims for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T. Resurgens also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. Resurgens has recorded all disputed invoices aggregating $16,528 and cannot predict the ultimate outcome of this case.

     Resurgens is party to an action with MidCom Communications Inc. (MidCom). Resurgens initially sued MidCom during 1996 and MidCom subsequently filed a case against Resurgens. Resurgens sold a portion of its commercial customer base to MidCom during 1995, but did not receive the full payment for the customer

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

11. LITIGATION -- (CONTINUED)
base and sued MidCom for $16,200. MidCom filed a counter suit against the Company asserting that Resurgens' actions related to the sale of the customer base allegedly breached the contract, violated the Uniform Commercial Code, and constituted tortious interference with the contract. MidCom filed a $36,000 proof of claim in Resurgens' bankruptcy case. The litigation of both parties has been stayed and remanded to a bankruptcy court hearing. Given the uncertainty of this matter, Management is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim.

     Coast to Coast Plus, Inc., a former customer, filed suit in November 1996 alleging that it suffered $10,000 in damages from Resurgens' "wrongful" termination of its long-distance telecommunications services and overbillings for services Resurgens did not provide. Resurgens filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250 owed for long-distance services. Management is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim.

     First Premier Bank asserted a claim for approximately $44,000 against Cherry Payment Systems and Dallas Leasing Group, which are companies that were merged into Resurgens in prior years, for non-payment on past due loans. First Premier Bank did not file a proof of claim as of the bar date with the Court and therefore management does not believe it is obligated for this amount. Given the uncertainty of this asserted claim, Management can not predict the ultimate outcome of this matter and accordingly, has not accrued any liability for this claim.

     The Companies are also involved in other claims, inquiries and litigation arising in the ordinary course of business. The Companies believe that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Companies' financial position or results of operations.

12. SUBSEQUENT EVENTS

On May 12, 1998 the Companies and World Access, Inc. ("World Access") entered into a merger agreement whereby World Access will acquire the Companies. The agreement is subject to, among other things, Bankruptcy Court approval, certain monthly revenue and gross margin levels, confirmation of Resurgens' Plan of Reorganization and World Access shareholder approval. Pursuant to the terms of the agreements, the creditors of Resurgens and shareholders of Cherry U.K. will receive 3,125,000 and 625,000 shares of World Access common stock, respectively, in the aggregate at the closing of the mergers. In addition, Resurgens' creditors and Cherry U.K. shareholders would have the right to receive additional consideration of up to 6,250,000 and 1,250,000 shares of World Access common stock, respectively, over the next two and one-half years contingent upon the achievement of certain financial criteria by the Companies.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                          AUDITED FINANCIAL STATEMENTS

                                    CONTENTS

                                                              PAGE
                                                              ----
Report of Independent Certified Public Accountants..........  F-26
Audited Financial Statements
Combined Balance Sheet as of December 31, 1996..............  F-27
Combined Statements of Operations for the years ended
  December 31, 1995 and 1996................................  F-28
Combined Statement of Stockholder's Equity (Deficit) for the
  two years ended December 31, 1996.........................  F-29
Combined Statements of Cash Flows for the years ended
  December 31, 1995 and 1996................................  F-30
Notes to Combined Financial Statements......................  F-31

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS
  CHERRY COMMUNICATIONS INCORPORATED AND CHERRY COMMUNICATIONS U.K. LIMITED

     We have audited the accompanying balance sheet of Cherry Communications Incorporated and Cherry Communications U.K. Limited (collectively referred to as the "Companies") as of December 31, 1996 and the related combined statements of operations, stockholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Cherry Communications Incorporated and Cherry Communications U.K. Limited as of December 31, 1996, and the combined results of their operations and their combined cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Notes 2 and 9 to the financial statements, the Companies incurred substantial losses in 1995 and 1996 and have disputed significant net accounts payable balances due their primary vendor. Although the dispute has been settled, as discussed in Note 10, and 1996 balances payable have been reduced, significant balances converted to notes payable remain. The Companies' ability to obtain an equity infusion or replacement financing for these notes is limited by the terms and collateral arrangements of the settlement. The terms of the settlement agreement will continue the Companies' dependence on this vendor as one of the Companies' primary long distance carriers. These matters raise substantial doubt about the Companies' ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. Continuation of the Companies is dependent upon the Companies' ability to return to profitability and to achieve sufficient cash flow from operations, additional debt or equity. The accompanying combined statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Companies be unable to continue as a going concern.

                                          /s/  GRANT THORNTON LLP

Chicago, Illinois
July 11, 1997, except for Notes 2 and 10, as to which the date is July 24, 1997

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                                               (IN THOUSANDS,
                                                              EXCEPT FOR SHARE
                                                                INFORMATION)
                                     ASSETS
Current assets
  Cash and cash equivalents.................................      $  4,836
  Accounts receivable
  Trade, net of allowance for doubtful accounts of
     $41,346................................................        42,275
  Other.....................................................           392
                                                                  --------
                                                                    42,667
  Prepaid expenses and other................................         1,170
                                                                  --------
          Total current assets..............................        48,673
Property and equipment, net.................................        40,447
Other assets
  Deposits and other assets, net............................         3,760
                                                                  --------
          Total assets......................................      $ 92,880
                                                                  ========


                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities
  Current portion of long-term debt.........................      $ 12,230
  Current portion of capitalized lease obligations..........         5,083
  Accounts payable..........................................       198,760
  Accrued excise and other taxes............................         3,967
  Accrued expenses..........................................         4,910
  Accrued litigation costs..................................           892
  Other liabilities.........................................           500
                                                                  --------
          Total current liabilities.........................       226,342
Long-term obligations
  Capitalized lease obligations, less current portion.......        18,272
  Long-term debt, less current portion......................         1,634
                                                                  --------
          Total liabilities.................................       246,248
Commitments and contingencies...............................            --
Stockholder's equity (deficit)
  Common stock, Cherry Communications Incorporated, no par
     value, authorized 10,000 shares, issued and outstanding
     1,000 shares...........................................             1
  Common stock, Cherry Communications U.K. Limited, no par
     value, authorized and issued 50,000 shares.............            84
  Additional paid-in capital................................        61,467
  Accumulated deficit.......................................      (214,920)
                                                                  --------
          Total stockholder's equity (deficit)..............      (153,368)
                                                                  --------
          Total liabilities and stockholder's equity
          (deficit).........................................      $ 92,880
                                                                  ========

    The accompanying notes are an integral part of this financial statement.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                1995       1996
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Operating revenues
  Carrier long distance.....................................  $ 41,646   $ 315,699
  Commercial long distance..................................    24,215      19,739
  Residential long distance.................................    12,940       7,857
  Other income..............................................     2,868       9,710
                                                              --------   ---------
          Total operating revenues..........................    81,669     353,005
Operating expenses
  Cost of services and products.............................    80,982     391,615
  Selling, general and administrative expenses..............    20,447      32,622
  Provision for doubtful accounts...........................     6,032      32,004
                                                              --------   ---------
          Total operating expenses..........................   107,461     456,241
                                                              --------   ---------
          Operating loss....................................   (25,792)   (103,236)
Other income (expense)
  Interest and finance charges..............................    (2,142)    (15,299)
  Gain on sale of customer base.............................     5,486       1,339
  Loss on disposition of property and equipment.............        --        (394)
  Loss on disposition of investment securities..............        --        (643)
  Other income..............................................       278          93
                                                              --------   ---------
          Total other expense, net..........................     3,622     (14,904)
                                                              --------   ---------
          Loss before income tax expense....................   (22,170)   (118,140)
Income tax expense..........................................         5          10
                                                              --------   ---------
          Net loss..........................................  $(22,175)  $(118,150)
                                                              ========   =========

   The accompanying notes are an integral part of these financial statements.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

              COMBINED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1996

                                            CHERRY            CHERRY
                                        COMMUNICATIONS    COMMUNICATIONS
                                         INCORPORATED      U.K. LIMITED                                UNREALIZED       TOTAL
                                         COMMON STOCK      COMMON STOCK     ADDITIONAL                  GAIN ON     STOCKHOLDER'S
                                        ---------------   ---------------    PAID-IN     ACCUMULATED   INVESTMENT      EQUITY
                                        SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT     SECURITIES     (DEFICIT)
                                        ------   ------   ------   ------   ----------   -----------   ----------   -------------
Balance, January 1, 1995..............  1,000      $1         --    $--      $35,672      $ (73,045)     $  --        $ (37,372)
Stockholder's contribution of notes
  payable and accrued interest payable
  of $500.............................     --      --         --     --       25,795             --         --           25,795
Stockholder's acquisition of common
  stock of Cherry Communications U.K.
  Limited, November 1995..............     --      --     50,000     84           --         (1,550)        --           (1,466)
Unrealized gain on investment
  securities..........................     --      --         --     --           --             --        476              476
Net loss..............................     --      --         --     --           --        (22,175)        --          (22,175)
                                        -----      --     ------    ---      -------      ---------      -----        ---------
Balance, December 31, 1995............  1,000       1     50,000     84       61,467        (96,770)       476          (34,742)
Change in unrealized gain on
  investment securities...............     --      --         --     --           --             --       (476)            (476)
Net loss..............................     --      --         --     --           --       (118,150)        --         (118,150)
                                        -----      --     ------    ---      -------      ---------      -----        ---------
Balance, December 31, 1996............  1,000      $1     50,000    $84      $61,467      $(214,920)     $  --        $(153,368)
                                        =====      ==     ======    ===      =======      =========      =====        =========

    The accompanying notes are an integral part of this financial statement.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                1995       1996
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $(22,175)  $(118,150)
  Adjustment to reconcile net loss to net cash provided by
    (used in) operating activities:
    Loss on disposition of investment securities............        --         643
    Depreciation and amortization...........................     1,118       4,923
    Loss on disposition of property and equipment...........        --         394
    Gain on sale of customer base...........................    (5,486)     (1,339)
    Increase in receivables.................................   (25,672)    (15,276)
    Increase in prepaid expenses and other..................      (234)       (936)
    Increase in accounts payable............................    53,996     146,311
    Increase in accrued excise and other taxes..............     1,913       1,269
    Increase in accrued expenses............................     2,359       2,308
    Decrease in accrued litigation costs....................    (5,846)     (2,816)
    Increase in other liabilities...........................       346         154
                                                              --------   ---------
         Total adjustments..................................    22,494     135,635
                                                              --------   ---------
         Net cash provided by operating activities..........       319      17,485
Cash flows from investing activities:
  Proceeds from sale of customer base.......................     2,486       1,339
  Proceeds from sales of investment securities..............       423          --
  Purchases of property and equipment.......................    (5,106)     (8,141)
  Deposits and other assets.................................    (1,192)       (835)
                                                              --------   ---------
         Net cash used in investing activities..............    (3,389)     (7,637)
Cash flows from financing activities:
  Proceeds from notes payable...............................     1,378         313
  Payments on notes payable.................................      (698)     (1,174)
  Payments on capitalized lease obligations.................    (1,608)     (7,010)
  Increase in notes payable to stockholder..................     5,336          --
                                                              --------   ---------
         Net cash provided by (used in) financing
          activities........................................     4,408      (7,871)
                                                              --------   ---------
         Net increase in cash and cash equivalents..........     1,338       1,977
Cash and cash equivalents, beginning of year................     1,521       2,859
                                                              --------   ---------
Cash and cash equivalents, end of year......................  $  2,859   $   4,836
                                                              ========   =========
Supplemental disclosure of cash flow information:
  Interest and finance charges..............................  $    856   $   2,193
  Income taxes paid.........................................         4          12
Supplemental schedule of noncash investing and financing
  activities:
  Assets received in settlement of accounts receivable......  $  3,000   $   1,880
  Investment securities assigned to vendors.................        --       2,357
  Accounts payable converted into notes payable.............     9,002          --
  Capitalized lease obligations incurred....................     6,195      24,803
  Contribution of notes payable and accrued interest to
    equity..................................................    25,795          --
  Unrealized gain on investment securities..................       476        (476)
  Decrease in contingency reserve through issuance of notes
    payable.................................................        --      (4,258)

   The accompanying notes are an integral part of these financial statements.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Cherry Communications Incorporated ("Cherry") commenced operations in 1991 as a successor through merger of five businesses operating in the payment processing and credit authorization industry, including leasing of bank card processing machinery. During 1992, Cherry discontinued the operations of the five businesses and began the new business of a non-switch-based reseller of long distance services to residential and commercial customers throughout the United States. In late 1994, Cherry acquired its first long distance switch. As of December 31, 1996, Cherry is a switch-based carrier operating nine long distance switch centers throughout the United States and overseas, and has arrangements with foreign carriers for processing of international calls. Cherry provides its long distance network services to resellers, agents and end users consisting of business and residential customers. At December 31, 1996, Cherry primarily uses one long distance carrier, WorldCom, Inc., as its major long distance carrier. Although there are a number of long distance carriers, a change in carriers could disrupt Cherry's ability to service its customers, which could result in a possible loss of operating revenues.

     The combined financial statements presented herein also include financial statements of Cherry Communications U.K. Limited ("Cherry U.K.") which is held under common ownership. This affiliate has licensing and operating agreements for international telephone access in association with Cherry.

PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Cherry and Cherry U.K. (collectively, the "Companies"). Cherry U.K. was purchased by the shareholder of Cherry in November 1995. Cherry U.K.'s financial statements are prepared on a March 31 fiscal year end. For combination purposes, Cherry U.K.'s financial statements as of and for the year ended March 31, 1997 and for the period ended March 31, 1996 have been combined with the December 31, 1996 and 1995 financial statements of Cherry, respectively. Significant intercompany accounts and transactions have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments and short-term certificates of deposit. Exclusive of cash in banks, cash equivalents at December 31, 1996 approximate fair value. At December 31, 1996, the Companies' certificates of deposits approximated $2,176,000. The certificates of deposit are collateral for the Companies' line of credit agreement (note 4).

INVESTMENTS

     Short-term investments are comprised of equity securities. Investment securities are classified as available-for-sale and are stated at fair value as determined by quoted prices on exchanges. During the year ending December 31, 1996, all of the Companies' investment securities were transferred to the Companies' primary vendor in partial settlement of outstanding line charges. The fair value of these securities at the date of transfer approximated $2,357,000. The Companies recognized a loss of $643,000 from the transfer. During the year ending December 31, 1995, proceeds from the sale of investment securities was $423,000 with no realized gain or loss recognized.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

     Income taxes on net taxable earnings are payable personally by the stockholder, pursuant to an election under Subchapter S of the Internal Revenue Code, which states Cherry is not taxed as a corporation. Accordingly, no provision has been made for Federal income taxes for Cherry. Cherry U.K. income taxes are not material to the combined financial statements.

REVENUE RECOGNITION

     Revenues are recorded upon placing of calls or rendering of other related services.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Companies to concentration of credit risk consist principally of trade receivables. Concentration of credit risk with respect to these receivables is generally diversified because the Companies' customer base includes many entities spread across a large geographic area. The Companies routinely address the financial strength of its customers and, as a consequence, believe that its receivable credit risk exposure is limited.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN OPERATIONS

     Summarized financial information (in thousands of U.S. dollars) for Cherry U.K., prior to intercompany eliminations, is:

                                 BALANCE SHEET

                                                              MARCH 31,
                                                                1997
                                                              ---------
Current assets..............................................   $   712
Property and equipment......................................     1,633
                                                               -------
          Total assets......................................     2,345
Current liabilities, including amount due to Cherry of
  $2,952....................................................     4,137
                                                               -------
          Net deficiency....................................   $(1,792)
                                                               =======

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED   PERIOD ENDED
                                                              MARCH 31,     MARCH 31,
                                                                 1997          1996
                                                              ----------   ------------
Revenues....................................................    $2,377        $  809
Expenses....................................................     2,214         1,293
                                                                ------        ------
          Net income (loss).................................    $  163        $ (484)
                                                                ======        ======

     The functional currency of Cherry U.K. is the U.S. dollar. Consequently, gains or losses from remeasurement of Cherry U.K.'s accounts are recognized in operations.

NOTE 2. GOING CONCERN

     The accompanying financial statements have been prepared assuming the Companies will continue as a going concern. The Companies have sustained significant losses in 1995 and 1996, and has a deficit in stockholder's equity of approximately $153.4 million at December 31, 1996. As discussed in Note 9 -- Litigation, the Companies have various disputes with carriers for out-bound and in-bound line charges which affect timing and amounts of collections and payments. The most significant of these disputes is with WorldCom, Inc. ("WorldCom"), historically the Companies' primary carrier. As discussed in Note 10 -- Subsequent Events, the dispute with WorldCom has been settled as of July 24, 1997, resulting in, among other matters, a settlement of outstanding net liabilities of $202,415,000 at July 15, 1997 ($175,633,000 at December 31, 1996)
for $165,000,000 in notes. The first new note of $50,000,000 is due on December 31, 1997. The second new note of $115,000,000 is due in quarterly installments commencing October 23, 1998 through June 23, 2000, with interest payable quarterly at 10% per annum.

     Other terms of the settlement require the Companies to continue to pledge all assets as collateral for the notes, except for equipment under capitalized lease obligations; the Companies will issue shares representing 19.9% ownership to WorldCom; and the sole shareholder must pledge 51% of total outstanding shares as collateral. WorldCom will subordinate its collateral position up to $100,000,000 for new borrowings by the Company if 75% of the proceeds from a single new borrowing of up to $70.0 million or 50% of the proceeds from a single new borrowing over $70.0 million are used to pay WorldCom.

     These developments continue to have a material adverse effect and limit their Companies' ability to meet their obligations as they come due and to obtain financing or an equity infusion. The Companies' actions to address their current liquidity constraints and their financial performance include negotiations with potential lenders or equity participants. However, there can be no assurances that the Companies' actions will improve their financial performance or liquidity position or that they can avoid default on the December 31, 1997 payment of the $50,000,000 note obligation.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation consist of the following at December 31, 1996 (in thousands):

                                                                          ESTIMATED
                                                                         USEFUL LIFE
                                                                        -------------
Equipment under capitalized lease obligations:
  Telecommunications equipment..............................  $31,052      5-10 years
  Other.....................................................    2,150         7 years
                                                              -------
                                                               33,202
Furniture, fixtures and equipment...........................   13,227       4-5 years
Leasehold improvements......................................    1,457   Life of lease
                                                              -------
          Total property and equipment......................   47,886
Less accumulated depreciation and amortization..............    7,439
                                                              -------
          Net property and equipment........................  $40,447
                                                              =======

     Depreciation and amortization expense for the years ended December 31, 1995 and 1996 was $1,068,000 and $4,226,000, respectively.

NOTE 4. LONG-TERM DEBT

                                                              (IN THOUSANDS)
WorldCom installment note (Note 1) due December, 1995,
  bearing interest at 12%. Due to the disputed balances with
  WorldCom, Cherry has not paid principal or interest on
  this note (1).............................................     $   679
WorldCom installment note (Note 2) due January, 1996,
  bearing interest at 16%. Due to the disputed balances with
  WorldCom, Cherry has not paid principal or interest on
  this note (1).............................................       8,323
WorldCom installment note (Note 3) due December, 1995,
  bearing interest at 10%. Due to the disputed balances with
  WorldCom, Cherry has not paid principal or interest on
  this note (1).............................................       1,378
Illinois Capital Group installment note due September, 1997, bearing interest at 10% with monthly principal and
  interest payments of $60,500..............................         519
Esplanade at Locust Point installment note due June, 1999,
  with monthly payments of $100,000, including interest
  imputed at 12.5%..........................................       2,565
First National Bank of Wheaton $400,000 (as of December 31,
  1996) line of credit bearing interest at the prime rate
  (8.5% as of December 31, 1996). The line of credit is due
  upon demand and is collateralized by certificates of
  deposits and general business assets......................         400
                                                                 -------
Total long-term obligations.................................      13,864
Less current portion of long-term debt......................      12,230
                                                                 -------
Long-term portion of long-term debt.........................     $ 1,634
                                                                 =======

---------------

(1) See Note 10 -- Subsequent Events.

     In January 1996, Cherry and Esplanade at Locust Point ("Esplanade") entered into an agreement as a settlement on an office property lease. As part of the $5,000,000 settlement, Cherry agreed to pay Esplanade

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4. LONG-TERM DEBT -- (CONTINUED)

$1,000,000 on February 9, 1996 and then make 40 monthly payments of $100,000 beginning March 1996. Interest on the note was imputed at a rate of 12.5% as no interest rate was explicitly stated in the agreement.

     In March, 1996, Cherry entered into an agreement with Illinois Capital Group ("ICG") as a settlement on equipment leases sold to ICG. Under the terms of the agreement, Cherry is to make 17 equal monthly payments of $60,500, including interest stated at 10% commencing April 15, 1996, with the final payment of approximately $56,900 in principal and interest due on September 15, 1997. In the event Cherry or the shareholder interferes with existing leases under the security agreement, an additional $250,000 penalty provision is due ICG.

     Principal amounts due under all of these debt arrangements at December 31, 1996 mature as follows (in thousands):

1997........................................................  $12,230
1998........................................................    1,055
1999........................................................      579
                                                              -------
                                                              $13,864
                                                              =======

NOTE 5. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Companies' financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items.

     The carrying amounts of the long-term debt payable approximates fair value due to the interest rates on these agreements approximating Cherry's incremental borrowing rates.

     The fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

NOTE 6. CAPITALIZED LEASE OBLIGATIONS

     The Companies lease telecommunications and other equipment through various equipment lease financing facilities. Such leases have been accounted for as capitalized lease obligations in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6. CAPITALIZED LEASE OBLIGATIONS -- (CONTINUED)

     Future minimum lease payments on these capitalized lease obligations (in thousands) are as follows:

                 YEARS ENDING DECEMBER 31,
                 -------------------------
1997........................................................  $ 7,869
1998........................................................    7,431
1999........................................................    7,155
2000........................................................    6,174
2001........................................................    1,782
Thereafter..................................................       --
                                                              -------
          Net minimum lease payments........................   30,411
Less amount representing interest...........................    7,056
                                                              -------
Present value of minimum lease payments.....................   23,355
Less current portion of capitalized lease obligations.......    5,083
                                                              -------
Long-term portion of capitalized lease obligations..........  $18,272
                                                              =======

     The net carrying value of assets under capital leases was $30,083,000 at December 31, 1996, and is included in property and equipment. Amortization of these assets is included in depreciation expense.

NOTE 7. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Companies' offices, along with various equipment and roof access rights, are leased under operating leases expiring in 1997 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

     Future minimum lease payment on noncancellable operating leases (in thousands) are as follows:

                 YEARS ENDING DECEMBER 31,
                 -------------------------
1997........................................................  $1,744
1998........................................................   1,328
1999........................................................     935
2000........................................................     767
2001........................................................     636
Thereafter..................................................   2,170
                                                              ------
                                                              $7,580
                                                              ======

     Rent expense for the years ended December 31, 1995 and 1996, was $972,000 and $2,062,000, respectively.

USAGE AND DEDICATED CIRCUIT AGREEMENTS

     The Companies have entered into agreements with various long distance providers which require minimum usage. The Companies have also entered into agreements with various long distance carriers for dedicated circuits. These agreements guarantee the provider a base monthly charge regardless of the actual volume of usage or use of dedicated circuits by the Companies or their customers.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8. RELATED PARTY TRANSACTIONS

     Effective April 1, 1997, Cherry entered into a ten-year lease agreement for an office building with shareholder related trusts. Until occupancy on or about January 1, 1998, Cherry is required to pay 50% of the monthly lease amount or approximately $11,000 per month. Lease payment terms, as determined by independent appraisers, over the ten-year period range from $265,000 to $345,000 annually. At December 31, 1996, Cherry had recorded an initial deposit of $100,000 for the lease. Tenant finish and other improvements to the office facility are expected to approximate $4,000,000.

NOTE 9. LITIGATION

     The Companies are subject to a number of lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the conduct of their business, including those relating to commercial transactions and regulatory matters. One such lawsuit was brought by Cherry against Digital Communications of America, WorldCom Network Services Inc. and WorldCom Inc. (collectively referred to as "WorldCom"), asserting various claims including substantial billing disputes. WorldCom asserted various counterclaims. Subsequent to December 31, 1996, the parties reached a settlement. See Note
10 -- Subsequent Events.

     Cherry is also party to an action with AT&T in which AT&T filed suit against Cherry. Cherry purchased long distance and international service from AT&T from January, 1996 through February, 1997. Cherry disputed the accuracy of certain charges and AT&T terminated all services. AT&T seeks $17.2 million for alleged unpaid services. Cherry has counterclaimed against AT&T, alleging offset claims for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T. Cherry also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. The litigation is at an early stage. Parties have not yet engaged in discovery. Cherry has recorded all disputed invoices.

     In addition, the Companies are also party to an action with a U.K.-based carrier in which the carrier filed suit in the U.K. against the Companies. The Companies purchased international service from this carrier from February, 1996 through April, 1997. The carrier seeks approximately $5.0 million for alleged unpaid services and finance charges. The litigation is at an early stage. The Companies recorded all of the carrier's invoices.

     The Companies are also involved in other litigation concerning significant collection matters, some of which have resulted in counterclaims. Based on advice of counsel, the Companies believe such matters will be resolved within the limits of its collection reserves.

     Coast to Coast Plus, Inc., a former carrier customer, filed suit in November, 1996 alleging that it suffered $10 million in damages from Cherry's "wrongful" termination of its long-distance telecommunication services and overbillings for services Cherry did not provide. Cherry filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250,000 owed for long-distance services. Deposition and discovery is underway. Based on advice of counsel, Cherry believes this litigation will not have a material effect on the combined financial position.

     The Companies are also involved in other miscellaneous claims, inquiries and litigation arising in the ordinary course of business. The Companies believe that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Companies' combined financial position or results of operations.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10. SUBSEQUENT EVENTS

     Effective April 1, 1997, Cherry entered into a new lease with a related party for new office facilities. See Note 8 -- Related Party Transactions.

     On July 2, 1997, Cherry entered into a letter of intent with EqualNet Holding Corp. ("EqualNet") for a proposed business transaction expected to be a merger of the Company into EqualNet, with Cherry's stockholder retaining 91% of the combined entity. The transaction is expected to be treated as a reverse purchase acquisition and is subject to due diligence, shareholder approval and certain other preconditions.

     Effective July 24, 1997, Cherry settled its litigation and claims against WorldCom. The settlement provides for, among other matters, the following:

          (1) All claims of both parties as of July 15, 1997 (estimated by Cherry to be approximately $202.4 million net accounts, notes and interest payable) to be converted to two notes payable in the individual amounts of $50.0 million and $115.0 million. The first note of $50.0 million is non-interest bearing and due December 31, 1997. The second note of $115.0 million is due in quarterly installments commencing October 23, 1998 through July 23, 2000. Interest is payable at 10% per annum and is due on March 31, 1998, June 30, 1998, July 23, 1998 and quarterly thereafter.

          (2) WorldCom is granted continued security interests in all of the assets of Cherry, except for the limited security interest granted to Cherry's bank up to $2.0 million.

          (3) The sole shareholder executes a pledge and security agreement granting a first-priority interest in 51% of the outstanding shares of Cherry subject to anti-dilution provisions.

          (4) On August 1, 1997, Cherry is required to issue common shares equivalent to 19.9% of the then-outstanding shares of Cherry to WorldCom, also subject to anti-dilution provisions.

          (5) Similar pledge (51%) agreement requirement applies to the shareholder's interest in Cherry U.K..

          (6) WorldCom will subordinate its security interests up to $100.0 million for new borrowings if certain proceeds of such borrowings are remitted to WorldCom (75% for a single borrowing up to $70.0 million or 50% for a single borrowing over $70 million).

          (7) If Cherry repays both notes by December 30, 1997, it or its nominee may repurchase the transferred shares totaling 19.9% for $10.

     Cherry has reflected the settlement reduction of net payables of approximately $37.4 million as a reduction of disputed costs and finance charges of $11.4 million and $26.0 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                        WORLD ACCESS                                  NEW
                                                                          AND NACT                                WORLD ACCESS
                                                       NACT MINORITY      COMBINED                                    AND
                                             WORLD       INTEREST       ("NEW WORLD                 RESURGENS      RESURGENS
                                             ACCESS     ADJUSTMENTS       ACCESS")     RESURGENS   ADJUSTMENTS      COMBINED
                                            --------   -------------    ------------   ---------   -----------    ------------
                                                            ASSETS
Current Assets
 Cash and equivalents                       $ 57,653     $     --         $ 57,653     $  1,637     $ (7,000)(C)    $ 52,290
 Marketable securities....................     3,500           --            3,500           --           --           3,500
 Accounts receivable......................    41,819           --           41,819        3,354           --          45,173
 Inventories..............................    34,473           --           34,473           --           --          34,473
 Other current assets.....................    15,429           --           15,429        4,476           --          19,905
                                            --------     --------         --------     --------     --------        --------
       Total Current Assets...............   152,874           --          152,874        9,467       (7,000)        155,341
Property and equipment....................    17,203           --           17,203       52,126        9,000(C)       78,329
Goodwill..................................    74,378        9,617(A)        83,995           --       71,251(C)      155,246
Acquired technology.......................                  4,400(A)         4,400           --           --           4,400
Other assets..............................    24,063           --           24,063          152       18,300(C)       42,515
                                            --------     --------         --------     --------     --------        --------
       Total Assets.......................  $268,518     $ 14,017         $282,535     $ 61,745     $ 91,551        $435,831
                                            ========     ========         ========     ========     ========        ========
                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt..........................  $  4,408     $     --         $  4,408     $  3,542     $     --        $  7,950
 Accounts payable.........................    23,087           --           23,087       19,731           --          42,818
 Other accrued liabilities................    12,913           --           12,913        7,243        2,000(C)       22,156
                                            --------     --------         --------     --------     --------        --------
       Total Current Liabilities..........    40,408           --           40,408       30,516        2,000          72,924
Long-term debt............................   115,529           --          115,529           --           --         115,529
Noncurrent liabilities....................     1,564        1,700(A)         3,264       29,050           --          32,314
Minority interests........................    12,443      (12,443)(A)           --           --           --              --
                                            --------     --------         --------     --------     --------        --------
       Total Liabilities..................   169,944      (10,743)         159,201       59,566        2,000         220,767
Stockholders' Equity
 Common stock.............................       219           20(A)           239           85          (85)(D)         275
                                                                                                          36(C)
 Capital in excess of par value...........   133,286       46,640(A)       179,926       61,467      (61,467)(D)     271,620
                                                                                                      91,694(C)
 Accumulated deficit......................   (34,931)     (21,900)(B)      (56,831)     (59,373)      59,373(D)      (56,831)
                                            --------     --------         --------     --------     --------        --------
       Total Stockholders' Equity.........    98,574       24,760          123,334        2,179       89,551         215,064
                                            --------     --------         --------     --------     --------        --------
       Total Liabilities and Stockholders'
        Equity............................  $268,518     $ 14,017         $282,535     $ 61,745     $ 91,551        $435,831
                                            ========     ========         ========     ========     ========        ========

                                                                           NEW
                                                                      WORLD ACCESS,
                                                                        RESURGENS
                                                          TELCO         AND TELCO
                                             TELCO     ADJUSTMENTS      COMBINED
                                            --------   -----------    -------------
                                                            ASSETS
Current Assets
 Cash and equivalents                       $ 11,601    $     --        $  63,891
 Marketable securities....................     2,200          --            5,700
 Accounts receivable......................    16,974          --           62,147
 Inventories..............................    23,209      (4,500)(E)       53,182
 Other current assets.....................       954          --           20,859
                                            --------    --------        ---------
       Total Current Assets...............    54,938      (4,500)         205,779
Property and equipment....................     8,383      (2,800)(E)       83,912
Goodwill..................................     7,617      30,125(E)       192,988
Acquired technology.......................        --      56,400(E)        60,800
Other assets..............................        --      23,400(E)        65,915
                                            --------    --------        ---------
       Total Assets.......................  $ 70,938    $102,625        $ 609,394
                                            ========    ========        =========
                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt..........................  $     --    $     --        $   7,950
 Accounts payable.........................     4,357          --           47,175
 Other accrued liabilities................    12,635       6,650(E)        41,441
                                            --------    --------        ---------
       Total Current Liabilities..........    16,992       6,650           96,566
Long-term debt............................        --          --          115,529
Noncurrent liabilities....................       991      24,900(E)        58,205
Minority interests........................        --          --               --
                                            --------    --------        ---------
       Total Liabilities..................    17,983      31,550          270,300
Stockholders' Equity
 Common stock.............................       110        (110)(F)          340
                                                              65(E)
 Capital in excess of par value...........    79,017     (79,017)(F)      469,485
                                                         197,865(E)
 Accumulated deficit......................   (26,172)     26,172(F)      (130,731)
                                                         (73,900)(G)
                                            --------    --------        ---------
       Total Stockholders' Equity.........    52,955      71,075          339,094
                                            --------    --------        ---------
       Total Liabilities and Stockholders'
        Equity............................  $ 70,938    $102,625        $ 609,394
                                            ========    ========        =========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                        NACT                                                  NEW WORLD
                                      MINORITY         NEW                                   ACCESS AND
                           WORLD      INTEREST        WORLD                  RESURGENS        RESURGENS
                           ACCESS    ADJUSTMENTS      ACCESS    RESURGENS   ADJUSTMENTS       COMBINED
                          --------   -----------     --------   ---------   -----------     -------------
                                                 ASSETS
Current Assets
  Cash and
     equivalents........  $ 57,653    $     --       $57,653    $  1,637     $ (7,000)(C)     $ 52,290
  Marketable
     securities.........     3,500          --         3,500          --           --            3,500
  Accounts receivable...    41,819          --        41,819       3,354           --           45,173
  Inventories...........    34,473          --        34,473          --           --           34,473
  Other current
     assets.............    15,429          --        15,429       4,476           --           19,905
                          --------    --------       --------   --------     --------         --------
          Total Current
            Assets......   152,874          --       152,874       9,467       (7,000)         155,341
Property and
  equipment.............    17,203          --        17,203      52,126        9,000(C)        78,329
Goodwill................    74,378       9,617(A)     83,995          --       71,251(C)       155,246
Acquired technology.....                 4,400(A)      4,400          --           --            4,400
Other assets............    24,063          --        24,063         152       18,300(C)        42,515
                          --------    --------       --------   --------     --------         --------
          Total
            Assets......  $268,518    $ 14,017       $282,535   $ 61,745     $ 91,551         $435,831
                          ========    ========       ========   ========     ========         ========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.......  $  4,408    $     --       $ 4,408    $  3,542     $     --         $  7,950
  Accounts payable......    23,087          --        23,087      19,731           --           42,818
  Other accrued
     liabilities........    12,913          --        12,913       7,243        2,000(C)        22,156
                          --------    --------       --------   --------     --------         --------
          Total Current
          Liabilities...    40,408          --        40,408      30,516        2,000           72,924
Long-term debt..........   115,529          --       115,529          --           --          115,529
Noncurrent
  liabilities...........     1,564       1,700(A)      3,264      29,050                        32,314
Minority interests......    12,443     (12,443)(A)        --          --           --               --
                          --------    --------       --------   --------     --------         --------
          Total
          Liabilities...   169,944     (10,743)      159,201      59,566        2,000          220,767
Stockholders' Equity
  Common stock..........       219          20(A)        239          85          (85)(D)          275
                                                                                   36(C)
  Capital in excess of
     par value..........   133,286      46,640(A)    179,926      61,467      (61,467)(D)      271,620
                                                                               91,694(C)
  Accumulated deficit...   (34,931)    (21,900)(B)   (56,831)    (59,373)      59,373(D)       (56,831)
                          --------    --------       --------   --------     --------         --------
          Total
           Stockholders'
            Equity......    98,574      24,760       123,334       2,179       89,551          215,064
                          --------    --------       --------   --------     --------         --------
          Total
            Liabilities
            and
           Stockholders'
            Equity......  $268,518    $ 14,017       $282,535   $ 61,745     $ 91,551         $435,831
                          ========    ========       ========   ========     ========         ========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                              NACT                                               NEW WORLD
                                            MINORITY         NEW                                 ACCESS AND
                                 WORLD      INTEREST        WORLD                   TELCO          TELCO
                                 ACCESS    ADJUSTMENTS      ACCESS     TELCO     ADJUSTMENTS      COMBINED
                                --------   -----------     --------   --------   -----------     ----------
                                                  ASSETS
Current Assets
  Cash and equivalents........  $ 57,653    $     --       $ 57,653   $ 11,601    $     --        $ 69,254
  Marketable securities.......     3,500          --          3,500      2,200          --           5,700
  Accounts receivable.........    41,819          --         41,819     16,974          --          58,793
  Inventories.................    34,473          --         34,473     23,209      (4,500)(E)      53,182
  Other current assets........    15,429          --         15,429        954          --          16,383
                                --------    --------       --------   --------    --------        --------
         Total Current
           Assets.............   152,874          --        152,874     54,938      (4,500)        203,312
Property and equipment........    17,203          --         17,203      8,383      (2,800)(E)      22,786
Goodwill......................    74,378       9,617(A)      83,995      7,617      30,125(E)      121,737
Acquired technology...........                 4,400(A)       4,400         --      56,400(E)       60,800
Other assets..................    24,063          --         24,063         --      23,400(E)       47,463
                                --------    --------       --------   --------    --------        --------
         Total Assets.........  $268,518    $ 14,017       $282,535   $ 70,938    $102,625        $456,098
                                ========    ========       ========   ========    ========        ========
                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.............  $  4,408    $     --       $  4,408   $     --    $     --        $  4,408
  Accounts payable............    23,087          --         23,087      4,357          --          27,444
  Other accrued liabilities...    12,913          --         12,913     12,635       6,650(E)       32,198
                                --------    --------       --------   --------    --------        --------
         Total Current
           Liabilities........    40,408          --         40,408     16,992       6,650          64,050
Long-term debt................   115,529          --        115,529         --          --         115,529
Noncurrent liabilities........     1,564       1,700(A)       3,264        991      24,900(E)       29,155
Minority interests............    12,443     (12,443)(A)         --         --          --              --
                                --------    --------       --------   --------    --------        --------
         Total Liabilities....   169,944     (10,743)       159,201     17,983      31,550         208,734
Stockholders' Equity
  Common stock................       219          20(A)         239        110        (110)(F)         304
                                                                                        65(E)
  Capital in excess of par
    value.....................   133,286      46,640(A)     179,926     79,017     (79,017)(F)     377,791
                                                                                   197,865(E)
  Accumulated deficit.........   (34,931)    (21,900)(B)    (56,831)   (26,172)     26,172(F)     (130,731)
                                                                                   (73,900)(G)
                                --------    --------       --------   --------    --------        --------
         Total Stockholders'
           Equity.............    98,574      24,760        123,334     52,955      71,075         247,364
                                --------    --------       --------   --------    --------        --------
         Total Liabilities and
           Stockholders'
           Equity.............  $268,518    $ 14,017       $282,535   $ 70,938    $102,625        $456,098
                                ========    ========       ========   ========    ========        ========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                          NACT
                                                                        MINORITY         NEW
                                                            WORLD       INTEREST        WORLD
                                                            ACCESS     ADJUSTMENTS      ACCESS
                                                           --------   -------------    --------
                                            ASSETS
Current Assets
  Cash and equivalents...................................  $ 57,653     $     --       $ 57,653
  Marketable securities..................................     3,500           --          3,500
  Accounts receivable....................................    41,819           --         41,819
  Inventories............................................    34,473           --         34,473
  Other current assets...................................    15,429           --         15,429
                                                           --------     --------       --------
          Total Current Assets...........................   152,874           --        152,874
Property and equipment...................................    17,203           --         17,203
Goodwill.................................................    74,378        9,617(A)      83,995
Acquired technology......................................                  4,400(A)       4,400
Other assets.............................................    24,063           --         24,063
                                                           --------     --------       --------
          Total Assets...................................  $268,518     $ 14,017       $282,535
                                                           ========     ========       ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt........................................  $  4,408     $     --       $  4,408
  Accounts payable.......................................    23,087           --         23,087
  Other accrued liabilities..............................    12,913           --         12,913
                                                           --------     --------       --------
          Total Current Liabilities......................    40,408           --         40,408
Long-term debt...........................................   115,529           --        115,529
Noncurrent liabilities...................................     1,564        1,700(A)       3,264
Minority interests.......................................    12,443      (12,443)(A)         --
                                                           --------     --------       --------
          Total Liabilities..............................   169,944      (10,743)       159,201
Stockholders' Equity
  Common stock...........................................       219           20(A)         239
  Capital in excess of par value.........................   133,286       46,640(A)     179,926
  Accumulated deficit....................................   (34,931)     (21,900)(B)    (56,831)
                                                           --------     --------       --------
          Total Stockholders' Equity.....................    98,574       24,760        123,334
                                                           --------     --------       --------
          Total Liabilities and Stockholders' Equity.....  $268,518     $ 14,017       $282,535
                                                           ========     ========       ========

                                NEW WORLD ACCESS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                                        WORLD ACCESS
                                                   WORLD                  TELCO          AND TELCO
                                                   ACCESS     TELCO    ADJUSTMENTS        COMBINED
                                                  --------   -------   -----------      ------------
                                               ASSETS
Current Assets
  Cash and equivalents..........................  $ 57,653   $11,601    $      --        $  69,254
  Marketable securities.........................     3,500     2,200           --            5,700
  Accounts receivable...........................    41,819    16,974           --           58,793
  Inventories...................................    34,473    23,209       (4,500)(E)       53,182
  Other current assets..........................    15,429       954           --           16,383
                                                  --------   -------    ---------        ---------
          Total Current Assets..................   152,874    54,938       (4,500)         203,312
Property and equipment..........................    17,203     8,383       (2,800)(E)       22,786
Goodwill........................................    74,378     7,617       30,125(E)       112,120
Acquired technology.............................                           56,400(E)        56,400
Other assets....................................    24,063        --       23,400(E)        47,463
                                                  --------   -------    ---------        ---------
          Total Assets..........................  $268,518   $70,938    $ 102,625        $ 442,081
                                                  ========   =======    =========        =========
Current Liabilities
  Short-term debt...............................  $  4,408   $    --    $      --        $   4,408
  Accounts payable..............................    23,087     4,357           --           27,444
  Other accrued liabilities.....................    12,913    12,635        6,650(E)        32,198
                                                  --------   -------    ---------        ---------
          Total Current Liabilities.............    40,408    16,992        6,650           64,050
Long-term debt..................................   115,529        --           --          115,529
Noncurrent liabilities..........................     1,564       991       24,900(E)        27,455
Minority interests..............................    12,443        --           --           12,443
                                                  --------   -------    ---------        ---------
          Total Liabilities.....................   169,944    17,983       31,550          219,477
Stockholders' Equity
  Common stock..................................       219       110         (110)(F)          284
                                                                               65(E)
  Capital in excess of par value................   133,286    79,017      (79,017)(F)      331,151
                                                                          197,865(E)
  Accumulated deficit...........................   (34,931)  (26,172)      26,172(F)      (108,831)
                                                                          (73,900)(G)
                                                  --------   -------    ---------        ---------
          Total Stockholders' Equity............    98,574    52,955       71,075          222,604
                                                  --------   -------    ---------        ---------
          Total Liabilities and Stockholders'
            Equity..............................  $268,518   $70,938    $ 102,625        $ 442,081
                                                  ========   =======    =========        =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                      WORLD
                                                                                                     ACCESS,
                                                                                                     ATI AND
                                                                WORLD                    NACT          NACT         NACT
                                                                ACCESS                 MAJORITY      MAJORITY     MINORITY
                             WORLD                  ATI        AND ATI                 INTEREST      INTEREST     INTEREST
                             ACCESS     ATI     ADJUSTMENTS    COMBINED      NACT     ADJUSTMENTS    COMBINED    ADJUSTMENTS
                            --------   ------   -----------    --------     -------   -----------   ----------   -----------
Sales of products.........  $ 69,830   $  826     $    --      $ 70,656     $ 1,175    $     --      $71,831
Service revenues..........    13,408       --          --        13,408       1,160          --       14,568       $    --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Total Sales..............    83,238      826          --        84,064       2,335          --       86,399            --
Cost of products sold.....    39,012      631          --        39,643         755         190(D)    40,588            90(H)
Cost of services..........    12,189       --          --        12,189       1,220          --       13,409            --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Total Cost of Sales......    51,201      631          --        51,832       1,975         190       53,997            90
 Gross Profit.............    32,037      195          --        32,232         360        (190)      32,402           (90)
Engineering and
 development..............     2,582      241          --         2,823         504          --        3,327            --
Selling, general and
 administrative...........     7,936      349          --         8,285       1,369          --        9,654            --
Amortization of
 goodwill.................     1,882       --           16(A)      1,898          39         360(E)     2,297           240(I)
                                           --          --                        --          --                         --
In-process research and
 development..............    50,000       --      (5,400)(B)    44,600          --     (44,600)(F)       --            --
Special charges...........     3,240       --          --         3,240          --          --        3,240            --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Operating Income (Loss)..   (33,603)    (395)      5,384       (28,614)     (1,552)     44,050       13,884          (330)
Interest and other
 income...................     1,971       --          --         1,971          --          --        1,971            --
Interest and other
 expense..................    (3,031)     (18)         --        (3,049)         --          --       (3,049)           --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Income (Loss) Before
   Income Taxes and
   Minority Interests.....   (34,663)    (413)      5,384       (29,692)     (1,552)     44,050       12,806          (330)
Income taxes..............     6,135       --        (140)(C)     5,995        (620)         --        5,375            --
                            --------   ------     -------      --------     -------    --------      -------       -------
 Income (Loss) Before
   Minority Interests.....   (40,798)    (413)      5,524       (35,687)       (932)     44,050        7,431          (330)
Minority interests in
 earnings of subsidiary...     1,533       --          --         1,533          --        (305)(G)    1,228        (1,228)(J)
                            --------   ------     -------      --------     -------    --------      -------       -------
 Net Income (Loss)........  $(42,331)  $ (413)    $ 5,524      $(37,220)    $  (932)   $ 44,355      $ 6,203       $   898
                            ========   ======     =======      ========     =======    ========      =======       =======
Net Income (Loss) Per
 Common Share
 Basic....................
 Diluted..................
Weighted Average Shares
 Outstanding
 Basic....................
 Diluted..................


                                                                      NEW                                    NEW
                                                                     WORLD                                  WORLD
                                                                     ACCESS                                ACCESS,
                              NEW                                     AND                                 RESURGENS
                             WORLD                   RESURGENS     RESURGENS                   TELCO      AND TELCO
                             ACCESS     RESURGENS   ADJUSTMENTS     COMBINED       TELCO    ADJUSTMENTS    COMBINED
                            --------    ---------   -----------   ------------    -------   -----------   ----------
Sales of products.........  $ 71,831    $     --      $    --       $ 71,831      $54,552     $    --     $ 126,383
Service revenues..........    14,568      10,377           --         24,945           --          --        24,945
                            --------    --------      -------       --------      -------     -------     ---------
 Total Sales..............    86,399      10,377           --         96,776       54,552          --       151,328
Cost of products sold.....    40,678          --           --         40,678       32,969        (120)(P)    77,052
                                                                                                3,525(Q)
Cost of services..........    13,409      27,028           --         40,437           --                    40,437
                            --------    --------      -------       --------      -------     -------     ---------
 Total Cost of Sales......    54,087      27,028           --         81,115       32,969       3,405       117,489
 Gross Profit.............    32,312     (16,651)          --         15,661       21,583      (3,405)       33,839
Engineering and
 development..............     3,327          --           --          3,327        7,809          --        11,136
Selling, general and
 administrative...........     9,654      10,404          620(L)      20,678       11,974         460(R)     33,112
Amortization of
 goodwill.................     2,537          --        1,780(M)       4,317          406        (160)(S)     5,363
                                              --           --                          --         800(T)
In-process research and
 development..............        --          --           --             --        5,135      (5,135)(U)        --
Special charges...........     3,240          --           --          3,240           --          --         3,240
                            --------    --------      -------       --------      -------     -------     ---------
 Operating Income (Loss)..    13,554     (27,055)      (2,400)       (15,901)      (3,741)        630       (19,012)
Interest and other
 income...................     1,971           4           --          1,975          323          --         2,298
Interest and other
 expense..................    (3,049)     (2,224)          --         (5,273)          --          --        (5,273)
                            --------    --------      -------       --------      -------     -------     ---------
 Income (Loss) Before
   Income Taxes and
   Minority Interests.....    12,476     (29,275)      (2,400)       (19,199)      (3,418)        630       (21,987)
Income taxes..............     5,375          --       (5,375)(N)         --          100        (100)(V)        --
                            --------    --------      -------       --------      -------     -------     ---------
 Income (Loss) Before
   Minority Interests.....     7,101     (29,275)       2,975        (19,199)      (3,518)        730       (21,987)
Minority interests in
 earnings of subsidiary...        --          --           --             --           --          --            --
                            --------    --------      -------       --------      -------     -------     ---------
 Net Income (Loss)........  $  7,101    $(29,275)     $ 2,975       $(19,199)     $(3,518)    $   730     $ (21,987)
                            ========    ========      =======       ========      =======     =======     =========
Net Income (Loss) Per
 Common Share
 Basic....................                                                                                $   (0.67)(X)
                                                                                                          =========
 Diluted..................                                                                                $   (0.67)(X)
                                                                                                          =========
Weighted Average Shares
 Outstanding
 Basic....................                                                                                   32,724(X)
                                                                                                          =========
 Diluted..................                                                                                   32,724(X)
                                                                                                          =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        WORLD ACCESS,
                                        ATI AND NACT       NACT                                               NEW WORLD
                                          MAJORITY       MINORITY                                             ACCESS AND
                                          INTEREST       INTEREST     NEW WORLD                RESURGENS      RESURGENS
                                          COMBINED      ADJUSTMENTS    ACCESS     RESURGENS   ADJUSTMENTS      COMBINED
                                        -------------   -----------   ---------   ---------   -----------    ------------
Sales of products.....................     71,$831        $    --      $71,831    $     --      $    --        $ 71,831
Service revenues......................      14,568             --       14,568      10,377           --          24,945
                                           -------        -------      -------    --------      -------        --------
  Total Sales.........................      86,399             --       86,399      10,377           --          96,776
Cost of products sold.................      40,588             90(H)    40,678          --           --          40,678
Cost of services......................      13,409             --       13,409      27,028           --          40,437
                                           -------        -------      -------    --------      -------        --------
  Total Cost of Sales.................      53,997             90       54,087      27,028           --          81,115
  Gross Profit........................      32,402            (90)      32,312     (16,651)          --          15,661
Engineering and development...........       3,327             --        3,327          --           --           3,327
Selling, general and administrative...       9,654             --        9,654      10,404          620(L)       20,678
Amortization of goodwill..............       2,297            240(I)     2,537          --        1,780(M)        4,317
Special charges.......................       3,240             --        3,240          --           --           3,240
                                           -------        -------      -------    --------      -------        --------
  Operating Income (Loss).............      13,884           (330)      13,554     (27,055)      (2,400)        (15,901)
Interest and other income.............       1,971             --        1,971           4           --           1,975
Interest and other expense............      (3,049)            --       (3,049)     (2,224)          --          (5,273)
                                           -------        -------      -------    --------      -------        --------
  Income (Loss) Before Income Taxes
    and Minority Interests............      12,806           (330)      12,476     (29,275)      (2,400)        (19,199)
Income taxes..........................       5,375             --        5,375          --       (5,375)(N)          --
                                           -------        -------      -------    --------      -------        --------
  Income (Loss) Before Minority
    Interests.........................       7,431           (330)       7,101     (29,275)       2,975         (19,199)
Minority interests in earnings of
  subsidiary..........................       1,228         (1,228)(J)       --          --           --              --
                                           -------        -------      -------    --------      -------        --------
  Net Income (Loss)...................     $ 6,203        $   898      $ 7,101    $(29,275)     $ 2,975        $(19,199)
                                           =======        =======      =======    ========      =======        ========
Net Income (Loss) Per Common Share
  Basic...............................                                                                         $  (0.73)(O)
                                                                                                               ========
  Diluted.............................                                                                         $  (0.73)(O)
                                                                                                               ========
Weighted Average Shares Outstanding
  Basic...............................                                                                           26,220(O)
                                                                                                               ========
  Diluted.............................                                                                           26,220(O)
                                                                                                               ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           WORLD
                                          ACCESS,
                                          ATI AND
                                            NACT         NACT                                                    NEW
                                          MAJORITY     MINORITY                                              WORLD ACCESS
                                          INTEREST     INTEREST           NEW                     TELCO       AND TELCO
                                          COMBINED    ADJUSTMENTS    WORLD ACCESS     TELCO    ADJUSTMENTS     COMBINED
                                          --------   -------------   -------------   -------   -----------   ------------
Sales of products....................... $ 71,831      $    --         $ 71,831     $ 54,552    $     --      $ 126,383
Service revenues........................   14,568           --           14,568           --          --         14,568
                                          -------       ------          -------      -------     -------       --------
  Total Sales...........................   86,399           --           86,399       54,552          --        140,951
Cost of products sold...................   40,588           90(H)        40,678       32,969        (120)(P)     77,052
                                                                                                   3,525(Q)
Cost of services........................   13,409           --           13,409           --                     13,409
                                          -------       ------          -------      -------     -------       --------
  Total Cost of Sales...................   53,997           90           54,087       32,969       3,405         90,461
  Gross Profit..........................   32,402          (90)          32,312       21,583      (3,405)        50,490
Engineering and development.............    3,327           --            3,327        7,809          --         11,136
Selling, general and administrative.....    9,654           --            9,654       11,974         460 (R)     22,088
Amortization of goodwill................    2,297          240(I)         2,537          406        (160)(S)      3,583
                                                                                                     800 (T)
In-process research and development.....       --           --               --        5,135      (5,135)(U)         --
Special charges.........................    3,240           --            3,240           --          --          3,240
                                          -------       ------          -------      -------     -------       --------
  Operating Income (Loss)...............   13,884         (330)          13,554       (3,741)        630         10,443
Interest and other income...............    1,971           --            1,971          323          --          2,294
Interest expense........................   (3,049)          --           (3,049)          --          --         (3,049)
                                          -------       ------          -------      -------     -------       --------
  Income (Loss) Before Income Taxes and
    Minority Interests..................   12,806         (330)          12,476       (3,418)        630          9,688
Income taxes............................    5,375           --            5,375          100      (1,655)(W)      3,820
                                          -------       ------          -------      -------     -------       --------
  Income (Loss) Before Minority
    Interests...........................    7,431         (330)           7,101       (3,518)      2,285          5,868
Minority interests in earnings of
  subsidiary............................    1,228       (1,228)(J)           --           --          --             --
                                          -------       ------          -------      -------     -------       --------
  Net Income (Loss).....................  $ 6,203       $  898          $ 7,101      $(3,518)    $ 2,285       $  5,868
                                          =======       ======          =======      =======     =======       ========
Net Income Per Common Share
  Basic.................................                                                                       $   0.20(X)
                                                                                                               ========
  Diluted...............................                                                                       $   0.19(X)
                                                                                                               ========
Weighted Average Shares Outstanding
  Basic.................................                                                                         28,974(X)
                                                                                                               ========
  Diluted...............................                                                                         30,655(X)
                                                                                                               ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            WORLD ACCESS,
                                                               ATI AND
                                                                NACT           NACT
                                                              MAJORITY       MINORITY        NEW
                                                              INTEREST       INTEREST       WORLD
                                                              COMBINED      ADJUSTMENTS    ACCESS
                                                            -------------   -----------    -------
Sales of products.........................................     $71,831        $    --      $71,831
Service revenues..........................................      14,568             --       14,568
                                                               -------        -------      -------
  Total Sales.............................................      86,399             --       86,399
Cost of products sold.....................................      40,588             90(H)    40,678
Cost of services..........................................      13,409             --       13,409
                                                               -------        -------      -------
  Total Cost of Sales.....................................      53,997             90       54,087
  Gross Profit............................................      32,402            (90)      32,312
Engineering and development...............................       3,327             --        3,327
Selling, general and administrative.......................       9,654             --        9,654
Amortization of goodwill..................................       2,297            240(I)     2,537
Special charges...........................................       3,240             --        3,240
                                                               -------        -------      -------
  Operating Income........................................      13,884           (330)      13,554
Interest and other income.................................       1,971             --        1,971
Interest expense..........................................      (3,049)            --       (3,049)
                                                               -------        -------      -------
  Income Before Income Taxes and Minority Interests.......      12,806           (330)      12,476
Income taxes..............................................       5,375             --        5,375
                                                               -------        -------      -------
  Income Before Minority Interests........................       7,431           (330)       7,101
Minority interests in earnings of subsidiary..............       1,228         (1,228)(J)       --
                                                               -------        -------      -------
  Net Income..............................................     $ 6,203        $   898      $ 7,101
                                                               =======        =======      =======
Net Income Per Common Share
  Basic...................................................                                 $  0.32(K)
                                                                                           =======
  Diluted.................................................                                 $  0.30(K)
                                                                                           =======
Weighted Average Shares Outstanding
  Basic...................................................                                  22,470(K)
                                                                                           =======
  Diluted.................................................                                  23,969(K)
                                                                                           =======

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      WORLD
                                                     ACCESS,
                                                     ATI AND                                WORLD
                                                  NACT MAJORITY                           ACCESS AND
                                                    INTEREST                   TELCO        TELCO
                                                    COMBINED       TELCO    ADJUSTMENTS    COMBINED
                                                  -------------   -------   -----------   ----------
Sales of products...............................     $71,831      $54,552     $    --      $126,383
Service revenues................................      14,568           --          --        14,568
                                                     -------      -------     -------      --------
  Total Sales...................................      86,399       54,552          --       140,951
Cost of products sold...........................      40,588       32,969        (120)(P)    76,962
                                                                                3,525(Q)
Cost of services................................      13,409           --                    13,409
                                                     -------      -------     -------      --------
  Total Cost of Sales...........................      53,997       32,969       3,405        90,371
  Gross Profit..................................      32,402       21,583      (3,405)       50,580
Engineering and development.....................       3,327        7,809          --        11,136
Selling, general and administrative.............       9,654       11,974         460(R)     22,088
Amortization of goodwill........................       2,297          406        (160)(S)     3,343
                                                                                  800(T)
In-process research and development.............          --        5,135      (5,135)(U)        --
Special charges.................................       3,240           --          --         3,240
                                                     -------      -------     -------      --------
  Operating Income..............................      13,884       (3,741)        630        10,773
Interest and other income.......................       1,971          323          --         2,294
Interest expense................................      (3,049)          --          --        (3,049)
                                                     -------      -------     -------      --------
  Income Before Income Taxes and Minority
     Interests..................................      12,806       (3,418)        630        10,018
Income taxes....................................       5,375          100      (1,655)(W)     3,820
                                                     -------      -------     -------      --------
  Income Before Minority Interests..............       7,431       (3,518)      2,285         6,198
Minority interests in earnings of subsidiary....       1,228           --          --         1,228
                                                     -------      -------     -------      --------
  Net Income....................................     $ 6,203      $(3,518)    $ 2,285      $  4,970
                                                     =======      =======     =======      ========
Net Income Per Common Share
  Basic.........................................                                           $   0.18(X)
                                                                                           ========
  Diluted.......................................                                           $   0.17(X)
                                                                                           ========
Weighted Average Shares Outstanding
  Basic.........................................                                             26,947(X)
                                                                                           ========
  Diluted.......................................                                             28,627(X)
                                                                                           ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                           WORLD ACCESS,
                                                                                                              ATI AND
                                                                        WORLD                   NACT           NACT
                                                                        ACCESS      NACT      MAJORITY       MAJORITY
                                    WORLD                   ATI        AND ATI    MAJORITY    INTEREST       INTEREST
                                   ACCESS      ATI      ADJUSTMENTS    COMBINED   INTEREST   ADJUSTMENTS     COMBINED
                                   -------   --------   -----------    --------   --------   -----------   -------------
Sales of products................  $71,392   $ 13,687     $  (150)(A)  $ 84,929   $24,502      $    --       $109,431
Service revenues.................   21,593         --          --        21,593     5,493           --         27,086
                                   -------   --------     -------      --------   -------      -------       --------
 Total Sales.....................   92,985     13,687        (150)      106,522    29,995           --        136,517
Cost of products sold............   43,827     13,586         (70)(A)    57,343     7,569          370(D)      65,282
Cost of services.................   17,018         --          --        17,018     5,756           --         22,774
                                   -------   --------     -------      --------   -------      -------       --------
 Total Cost of Sales.............   60,845     13,586         (70)       74,361    13,325          370         88,056
 Gross Profit....................   32,140        101         (80)       32,161    16,670         (370)        48,461
Engineering and development......    1,862      4,283          --         6,145     2,761           --          8,906
Selling, general and
 administrative..................    9,000      6,265          --        15,265     6,913           --         22,178
Amortization of goodwill.........    1,756         --         200(B)      1,956       573        2,150(E)       4,679
                                   -------   --------     -------      --------   -------      -------       --------
 Operating Income (Loss).........   19,522    (10,447)       (280)        8,795     6,423       (2,520)        12,698
Interest and other income........    2,503         64          --         2,567       734           --          3,301
Interest and other expense.......   (1,355)        --          --        (1,355)      (19)          --         (1,374)
                                   -------   --------     -------      --------   -------      -------       --------
 Income (Loss) Before Income
   Taxes and Minority
   Interests.....................   20,670    (10,383)       (280)       10,007     7,138       (2,520)        14,625
Income taxes.....................    7,536         --      (3,800)(C)     3,736     2,757           --          6,493
                                   -------   --------     -------      --------   -------      -------       --------
 Income (Loss) Before Minority
   Interests.....................   13,134    (10,383)      3,520         6,271     4,381       (2,520)         8,132
Minority Interests in Earnings of
 Subsidiary......................       --         --          --            --        --       (1,433)(F)     (1,433)
                                   -------   --------     -------      --------   -------      -------       --------
 Net Income (Loss)...............  $13,134   $(10,383)    $ 3,520      $  6,271   $ 4,381      $(3,953)      $  6,699
                                   =======   ========     =======      ========   =======      =======       ========
Net Income (Loss) Per Common
 Share
 Basic...........................
 Diluted.........................
Weighted Average Shares
 Outstanding
 Basic...........................
 Diluted.........................


                                                                                               NEW
                                      NACT                                                WORLD ACCESS
                                    MINORITY                                                   AND
                                    INTEREST         NEW                     RESURGENS      RESURGENS                   TELCO
                                   ADJUSTMENTS   WORLD ACCESS   RESURGENS   ADJUSTMENTS     COMBINED       TELCO     ADJUSTMENTS
                                   -----------   ------------   ---------   -----------   -------------   --------   -----------
Sales of products................    $   --        $109,431     $      --     $    --       $ 109,431     $113,013    $     --
Service revenues.................        --          27,086       165,489          --         192,575           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Total Sales.....................        --         136,517       165,489          --         302,006      113,013          --
Cost of products sold............       180(G)       65,462            --          --          65,462       72,638        (240)(O)
                                                                                                                         7,050(P)
Cost of services.................        --          22,774       246,494       1,230(K)      270,498           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Total Cost of Sales.............       180          88,236       246,494       1,230         335,960       72,638       6,810
 Gross Profit....................      (180)         48,281       (81,005)     (1,230)        (33,954)      40,375      (6,810)
Engineering and development......        --           8,906            --          --           8,906       14,927          --
Selling, general and
 administrative..................        --          22,178        74,448          --          96,626       28,181         925(Q)
Amortization of goodwill.........       480(H)        5,159            --       3,560(L)        8,719          669        (669)(R)
                                                                                                                         1,500(S)
                                     ------        --------     ---------     -------       ---------     --------    --------
 Operating Income (Loss).........      (660)         12,038      (155,453)     (4,790)       (148,205)      (3,402)     (8,566)
Interest and other income........        --           3,301           642          --           3,943          692          --
Interest and other expense.......        --          (1,374)      (16,909)         --         (18,283)          --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Income (Loss) Before Income
   Taxes and Minority
   Interests.....................      (660)         13,965      (171,720)     (4,790)       (162,545)      (2,710)     (8,566)
Income taxes.....................        --           6,493            --      (6,493)(M)          --           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Income (Loss) Before Minority
   Interests.....................      (660)          7,472      (171,720)      1,703        (162,545)      (2,710)     (8,566)
Minority Interests in Earnings of
 Subsidiary......................     1,433(I)           --            --          --              --           --          --
                                     ------        --------     ---------     -------       ---------     --------    --------
 Net Income (Loss)...............    $  773        $  7,472     $(171,720)    $ 1,703       $(162,545)    $ (2,710)   $ (8,566)
                                     ======        ========     =========     =======       =========     ========    ========
Net Income (Loss) Per Common
 Share
 Basic...........................
 Diluted.........................
Weighted Average Shares
 Outstanding
 Basic...........................
 Diluted.........................


                                        NEW
                                   WORLD ACCESS,
                                     RESURGENS
                                     AND TELCO
                                      COMBINED
                                   --------------
Sales of products................    $ 222,444
Service revenues.................      192,575
                                     ---------
 Total Sales.....................      415,019
Cost of products sold............      144,910
Cost of services.................      270,498
                                     ---------
 Total Cost of Sales.............      415,408
 Gross Profit....................         (389)
Engineering and development......       23,833
Selling, general and
 administrative..................      125,732
Amortization of goodwill.........       10,219
                                     ---------
 Operating Income (Loss).........     (160,173)
Interest and other income........        4,635
Interest and other expense.......      (18,283)
                                     ---------
 Income (Loss) Before Income
   Taxes and Minority
   Interests.....................     (173,821)
Income taxes.....................           --
                                     ---------
 Income (Loss) Before Minority
   Interests.....................     (173,821)
Minority Interests in Earnings of
 Subsidiary......................           --
                                     ---------
 Net Income (Loss)...............    $(173,821)
                                     =========
Net Income (Loss) Per Common
 Share
 Basic...........................    $   (5.54)(U)
                                     =========
 Diluted.........................    $   (5.54)(U)
                                     =========
Weighted Average Shares
 Outstanding
 Basic...........................       31,380(U)
                                     =========
 Diluted.........................       31,380(U)
                                     =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          WORLD
                                         ACCESS,
                                         ATI AND                                                                 NEW
                                           NACT        NACT                                                  WORLD ACCESS
                                         MAJORITY    MINORITY                                                    AND
                                         INTEREST    INTEREST         NEW                      RESURGENS      RESURGENS
                                         COMBINED   ADJUSTMENTS   WORLD ACCESS    RESURGENS   ADJUSTMENTS      COMBINED
                                         --------   -----------   ------------    ---------   -----------    ------------
Sales of products......................  $109,431     $   --        $109,431      $      --     $    --       $ 109,431
Service revenues.......................    27,086         --          27,086        165,489          --         192,575
                                         --------     ------        --------      ---------     -------       ---------
  Total Sales..........................   136,517         --         136,517        165,489          --         302,006
Cost of products sold..................    65,282        180(G)       65,462             --          --          65,462
Cost of services.......................    22,774         --          22,774        246,494       1,230(K)      270,498
                                         --------     ------        --------      ---------     -------       ---------
  Total Cost of Sales..................    88,056        180          88,236        246,494       1,230         335,960
  Gross Profit.........................    48,461       (180)         48,281        (81,005)     (1,230)        (33,954)
Engineering and development............     8,906         --           8,906             --          --           8,906
Selling, general and administrative....    22,178         --          22,178         74,448          --          96,626
Purchased research and development.....        --         --              --             --          --              --
Amortization of goodwill...............     4,679        480(H)        5,159             --       3,560(L)        8,719
                                         --------     ------        --------      ---------     -------       ---------
  Operating Income (Loss)..............    12,698       (660)         12,038       (155,453)     (4,790)       (148,205)
Interest and other income..............     3,301         --           3,301            642          --           3,943
Interest and other expense.............    (1,374)        --          (1,374)       (16,909)         --         (18,283)
                                         --------     ------        --------      ---------     -------       ---------
  Income (Loss) Before Income Taxes and
    Minority Interests.................    14,625       (660)         13,965       (171,720)     (4,790)       (162,545)
Income taxes...........................     6,493         --           6,493             --      (6,493)(M)          --
                                         --------     ------        --------      ---------     -------       ---------
  Income (Loss) Before Minority
    Interests..........................     8,132       (660)          7,472       (171,720)      1,703        (162,545)
Minority Interests in Earnings of
  Subsidiary...........................    (1,433)     1,433(I)           --             --          --              --
                                         --------     ------        --------      ---------     -------       ---------
  Net Income (Loss)....................  $  6,699     $  773        $  7,472      $(171,720)    $ 1,703       $(162,545)
                                         ========     ======        ========      =========     =======       =========
Net Income (Loss) Per Common Share
  Basic................................                                                                       $   (6.53)(N)
                                                                                                              =========
  Diluted..............................                                                                       $   (6.53)(N)
                                                                                                              =========
Weighted Average Shares Outstanding
  Basic................................                                                                          24,875(N)
                                                                                                              =========
  Diluted..............................                                                                          24,875(N)
                                                                                                              =========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             WORLD
                                            ACCESS,
                                          ATI AND NACT      NACT                                               NEW WORLD
                                            MAJORITY      MINORITY        NEW                                   ACCESS
                                            INTEREST      INTEREST       WORLD                     TELCO       AND TELCO
                                            COMBINED     ADJUSTMENTS     ACCESS       TELCO     ADJUSTMENTS    COMBINED
                                          ------------   -----------    --------     --------   -----------    ---------
Sales of products.......................    $109,431       $   --       $109,431     $113,013     $    --      $222,444
Service revenues........................      27,086           --         27,086           --          --        27,086
                                            --------       ------       --------     --------     -------      --------
  Total Sales...........................     136,517           --        136,517      113,013          --       249,530
Cost of products sold...................      65,282          180(G)      65,462       72,638        (240)(O)   144,910
                                                                                                    7,050(P)
Cost of services........................      22,774           --         22,774           --          --        22,774
                                            --------       ------       --------     --------     -------      --------
  Total Cost of Sales...................      88,056          180         88,236       72,638       6,810       167,684
  Gross Profit..........................      48,461         (180)        48,281       40,375      (6,810)       81,846
Engineering and development.............       8,906           --          8,906       14,927          --        23,833
Selling, general and administrative.....      22,178           --         22,178       28,181         925(Q)     51,284
Amortization of goodwill................       4,679          480(H)       5,159          669        (669)(R)     6,659
                                                                                                    1,500(S)
                                            --------       ------       --------     --------     -------      --------
  Operating Income (Loss)...............      12,698         (660)        12,038       (3,402)     (8,566)           70
Interest and other income...............       3,301           --          3,301          692          --         3,993
Interest and other expense..............      (1,374)          --         (1,374)          --          --        (1,374)
                                            --------       ------       --------     --------     -------      --------
  Income (Loss) Before Income Taxes and
    Minority Interests..................      14,625         (660)        13,965       (2,710)     (8,566)        2,689
Income taxes............................       6,493           --          6,493           --      (3,890)(T)     2,603
                                            --------       ------       --------     --------     -------      --------
  Income (Loss) Before Minority
    Interests...........................       8,132         (660)         7,472       (2,710)     (4,676)           86
Minority Interests in Earnings of
  Subsidiary............................      (1,433)       1,433(I)          --           --          --            --
                                            --------       ------       --------     --------     -------      --------
  Net Income (Loss).....................    $  6,699       $  773       $  7,472     $ (2,710)    $(4,676)     $     86
                                            ========       ======       ========     ========     =======      ========
Net Income Per Common Share
  Basic.................................                                                                       $   0.00(U)
                                                                                                               ========
  Diluted...............................                                                                       $   0.00(U)
                                                                                                               ========
Weighted Average Shares Outstanding
  Basic.................................                                                                         27,630(U)
                                                                                                               ========
  Diluted...............................                                                                         29,095(U)
                                                                                                               ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        WORLD ACCESS,
                                                        ATI AND NACT       NACT
                                                          MAJORITY       MINORITY
                                                          INTEREST       INTEREST           NEW
                                                          COMBINED      ADJUSTMENTS     WORLD ACCESS
                                                        -------------   -----------    --------------
Sales of products.....................................    $109,431         $  --          $109,431
Service revenues......................................      27,086            --            27,086
                                                          --------         -----          --------
  Total Sales.........................................     136,517            --           136,517
Cost of products sold.................................      65,282           180(G)         65,462
Cost of services......................................      22,774            --            22,774
                                                          --------         -----          --------
  Total Cost of Sales.................................      88,056           180            88,236
  Gross Profit........................................      48,461          (180)           48,281
Engineering and development...........................       8,906            --             8,906
Selling, general and administrative...................      22,178            --            22,178
Purchased research and development....................          --            --                --
Amortization of goodwill..............................       4,679           480(H)          5,159
                                                          --------         -----          --------
  Operating Income....................................      12,698          (660)           12,038
Interest and other income.............................       3,301            --             3,301
Interest and other expense............................      (1,374)           --            (1,374)
                                                          --------         -----          --------
  Income Before Income Taxes and Minority Interests...      14,625          (660)           13,965
Income taxes..........................................       6,493            --             6,493
                                                          --------         -----          --------
  Income Before Minority Interests....................       8,132          (660)            7,472
Minority Interests in Earnings of Subsidiary..........      (1,433)        1,433(I)             --
                                                          --------         -----          --------
  Net Income..........................................    $  6,699         $ 773          $  7,472
                                                          ========         =====          ========
Net Income Per Common Share
  Basic...............................................                                    $   0.35(J)
                                                                                          ========
  Diluted.............................................                                    $   0.33(J)
                                                                                          ========
Weighted Average Shares Outstanding
  Basic...............................................                                      21,125(J)
                                                                                          ========
  Diluted.............................................                                      22,591(J)
                                                                                          ========

                                NEW WORLD ACCESS

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    WORLD ACCESS,
                                     ATI AND NACT
                                       MAJORITY                                      WORLD ACCESS
                                       INTEREST                        TELCO          AND TELCO
                                       COMBINED         TELCO       ADJUSTMENTS        COMBINED
                                    --------------     --------     -----------     --------------
Sales of products.................     $109,431        $113,013       $    --          $222,444
Service revenues..................       27,086              --            --            27,086
                                       --------        --------       -------          --------
  Total Sales.....................      136,517         113,013            --           249,530
Cost of products sold.............       65,282          72,638          (240)(O)       144,730
                                                                        7,050(P)
Cost of services..................       22,774              --                          22,774
                                       --------        --------       -------          --------
  Total Cost of Sales.............       88,056          72,638         6,810           167,504
  Gross Profit....................       48,461          40,375        (6,810)           82,026
Engineering and development.......        8,906          14,927            --            23,833
Selling, general and
  administrative..................       22,178          28,181           925(Q)         51,284
Amortization of goodwill..........        4,679             669          (669)(R)         6,179
                                                                        1,500(S)
                                       --------        --------       -------          --------
  Operating Income (Loss).........       12,698          (3,402)       (8,566)              730
Interest and other income.........        3,301             692            --             3,993
Interest and other expense........       (1,374)             --            --            (1,374)
                                       --------        --------       -------          --------
  Income (Loss) Before Income
     Taxes and Minority
     Interests....................       14,625          (2,710)       (8,566)            3,349
Income taxes......................        6,493              --        (3,890)(T)         2,603
                                       --------        --------       -------          --------
  Income (Loss) Before Minority
     Interests....................        8,132          (2,710)       (4,676)              746
Minority Interests in Earnings of
  Subsidiary......................       (1,433)             --            --            (1,433)
                                       --------        --------       -------          --------
  Net Income (Loss)...............     $  6,699        $ (2,710)      $(4,676)         $   (687)
                                       ========        ========       =======          ========
Net Income (Loss) Per Common Share
  Basic...........................                                                     $  (0.03)(U)
                                                                                       ========
  Diluted.........................                                                     $  (0.03)(U)
                                                                                       ========
Weighted Average Shares
  Outstanding
  Basic...........................                                                       25,602(U)
                                                                                       ========
  Diluted.........................                                                       25,602(U)
                                                                                       ========

                                NEW WORLD ACCESS

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GENERAL HISTORICAL INFORMATION:

ACQUISITIONS OF ATI AND NACT

     The ATI acquisition consummated on January 29, 1998 and the NACT Stock Purchase consummated on February 27, 1998 have been accounted for under the purchase method of accounting. The historical consolidated financial statements of New World Access include the results of the operations of ATI and NACT from February 1, 1998 and March 1, 1998, respectively. The purchase price of ATI and the majority interest in NACT was allocated to the fair values of the net assets acquired, to in-process research and development projects and to goodwill. During the first quarter of 1998, $5.4 million and $44.6 million of purchased in-process research and development technologies related to the ATI acquisition and the NACT Stock Purchase, respectively, was expensed in accordance with the applicable accounting rules. See Note 2 to Consolidated Financial Statements in the World Access June 30 Form 10-Q for further descriptions of these acquisitions.

AEROTEL LITIGATION

     On August 24, 1996, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") commenced an action against NACT and a customer of NACT alleging that telephone systems manufactured and sold by NACT incorporating prepaid debit card features infringe upon Aerotel's patent which was issued in November 1987. See
Note 8 to Consolidated Financial Statements in the World Access June 30 Form 10-Q for further description of this litigation.

     As part of the negotiations relating to the acquisition of NACT, World Access and GST Telecommunications, Inc. agreed to share evenly any Aerotel judgment against NACT, including NACT's legal fees. Subsequent to the NACT Stock Purchase, World Access has been actively engaged in settlement negotiations. On July 9, 1998, World Access, GST and Aerotel entered into a Memorandum of Understanding to settle the Aerotel litigation. Including legal fees, World Access now estimates its Aerotel settlement costs will be approximately $3.3 million. The settlement costs expected to be incurred by World Access have been accounted for as additional NACT purchase price as of June 30, 1998.

IN-PROCESS RESEARCH AND DEVELOPMENT

     Overview. The nature of the efforts required to develop the purchased in-process technology into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification, and test activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements.

     The value of the purchased in-process technology was determined by estimating the projected net cash flows related to such products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects. These estimates were based on several assumptions, including those summarized below for each respective acquisition.

     If these projects to develop commercial products based on the acquired in-process technology are not successfully completed the sales and profitability of New World Access may be adversely affected in future periods. Additionally, the value of other intangible assets may become impaired.

     NACT. NACT provides advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. NACT designs, develops, and manufacturers all hardware and software elements necessary for a fully integrated, turnkey telecommunications switching solution. The nature of the in-process research and development was such that technological feasibility had not been

                                NEW WORLD ACCESS
attained. Failure to attain technological feasibility, especially given the high degree of customization required for complete integration into the NACT solution, would have rendered partially designed hardware and software useless for other applications. Incomplete design of hardware and software coding would create a non-connective, inoperable product that would have no alternative use.

     NACT's business plan called for a shift in market focus to larger customers, both domestic and international; therefore, NACT had numerous projects in development at the time of the acquisition. Additionally, the pending completion of a major release of NACT's billing system required significant development efforts to ensure continued integration with NACT's product suite. The purchased in-process technology acquired in the NACT acquisition was comprised of nine projects related to switching systems. These projects were scheduled to be released between February 1998 and December 1999. Most major projects had several ongoing sub-projects (e.g., a hardware design project and a software design project). These projects included significant redevelopment of some existing products and the creation of new products. The research and development projects were at various stages of development. None of the in-process projects considered in the write-off had attained technological feasibility.

     NACT had thirteen projects (the nine switching projects noted above and the related sub projects) in development at the time of acquisition. These projects were at multiple stages along NACT's development timeline. Some projects were beginning testing in NACT labs; others were at earlier stages of planning and designing. Eleven projects were scheduled for release between February and December of 1998. The remaining two projects were scheduled for staggered release over 1998 and 1999. Revenue projections for the in-process technologies reflected the anticipated release dates of each project.

     Revenue attributable to in-process technology was assumed to increase in the first five years of the twelve-year projection at annual rates ranging from 52.7% to 7.2%, decreasing over the remaining years at annual rates ranging from -2.7% to -61.2% as other products are released in the marketplace. Projected annual revenue attributable to in-process technology ranged from approximately a low of $6.3 million to a high of $117.2 million within the term of the projections. These projections were based on assumed penetration of the existing customer base, synergies as a result of the NACT acquisition, and movement into new markets. Projected revenues from in-process technology were assumed to peak in 2002 and decline from 2003 through 2009 as other new products are expected to enter the market.

     In-process technology's contribution to the operating profit of NACT (earnings before interest, taxes and depreciation and amortization) was projected to grow within the projection period at annual rates ranging from a high of 119.2% to a low of 11.0% during the first five years, decreasing during the remaining years of the projection period similar to the revenue growth projections described above. Projected in-process technology's annual contribution to operating profit ranged from approximately $1.7 million to $34 million within the term of the projections.

     The discount rate used to value the existing technology of NACT was 14.0%. This discount rate was estimated relative to the overall business discount rate of 15.0% based on (1) the completed status of the products utilizing existing technology (i.e., the lack of development risk), and (2) the potential for obsolescence of current products in the marketplace.

     The discount rate used to value the in-process technology of NACT was 15.0%. This discount rate was estimated relative to the overall business discount rate of 15.0% based on (1) the incomplete status of the products expected to utilize the in-process technology (i.e., development risk), (2) the expected market risk of the planned products relative to the existing products,
(3) the emphasis on targeting larger customers for the planned products, (4) the expected demand for the products from current and prospective NACT customers,
(5) the anticipated increase in NACT's sales force, and (6) the nature of remaining development tasks relative to previous development efforts.

                                NEW WORLD ACCESS

     Management estimates that the costs to develop the in-process technology acquired in the NACT acquisition will be approximately $4.1 million in the aggregate through the year 1999 ($3,249,000 in 1998 and $829,000 in 1999). The expected sources of funding were scheduled research and development expenses from the operating budget of NACT provided by the operating assets and liabilities of NACT.

     ATI. ATI develops and manufactures a series of high-performance digital microwave/millimeter radio equipment. Their products reach across all frequency bands and data rates and offer numerous features. The nature of the in-process research and development was such that technological feasibility had not been attained. Failure to attain technological feasibility would have rendered partially designed equipment useless for other applications. ATI's products are designed for specific frequency bandwidths and, as such, are highly customized to those bandwidths and the needs of customers wishing to operate in them. Products only partially completed for certain bandwidths cannot be used in other bandwidths.

     Between each product line, various stages of development had been reached. Additionally, within each product line, different units had reached various stages of development. Of the products management considered in-process, none had attained technological feasibility. The purchased-in-process technology acquired in the ATI acquisition was comprised of three primary projects related to high-performance, digital microwave/millimeter radio equipment. Each project consists of multiple products. These projects were at multiple stages along ATI's typical development timeline. Some projects were beginning testing in ATI labs; others were at earlier stages of planning and designing. The majority of the products were scheduled to be released during 1998 and 1999. Revenue projections for the in-process technologies reflected the anticipated release dates of each project.

     Revenue attributable to in-process technology was estimated to increase within the first three years of the seven-year projection at annual rates ranging from a high of 240.7% to a low of 2.3%, decreasing within the remaining years at annual rates ranging from -30.9% to -60.9% as other products are released in the marketplace. Projected annual revenue attributable to in-process technology ranged from approximately a low of $10.1 million to a high of $71.1 million within the term of the projections. These projections were based on assumed penetration of the existing customer base, synergies as a result of the ATI acquisition, and movement into new markets. Projected revenues from in-process technology were assumed to peak in 2001 and decline from 2003 through 2004 as other new products are expected to enter the market.

     In-process technology's contribution to the operating profit of ATI (earnings before interest, taxes and depreciation and amortization) was estimated to grow within the projection period at annual rates ranging from a high of 665.9% to a low of 43.9% during the first four years, decreasing during the remaining years of the projection period similar to the revenue growth projections described above. Projected in-process technology's annual contribution to operating profit ranged from approximately a low of -$900,000 to a high of $9.1 million within the term of the projections.

     The discount rate used to value the existing technology of ATI was 23.0%. This discount rate was estimated relative to the overall business discount rate of 25.0% based on (1) the completed status of the products utilizing existing technology (i.e., the lack of development risk), and (2) the potential for obsolescence of current products in the marketplace.

     The discount rate used to value the in-process technology of ATI was 26.0%. This discount rate was estimated relative to the overall business discount rate of 25.0% based on (1) the incomplete status of the products expected to utilize the in-process technology (i.e., development risk), (2) the expected market risk of the planned products relative to the existing products, (3) the emphasis on different markets than those currently pursued by ATI, and (4) the nature of remaining development tasks relative to previous development efforts.

     Management estimates that the costs to develop the in-process technology acquired in the ATI acquisition will be approximately $24.3 million in the aggregate through the year 2002 ($3.3 million, $7.2

                                NEW WORLD ACCESS
million, $7.6 million, $5.1 million, and $1.1 million in 1998, 1999, 2000, 2001, and 2002, respectively). The expected sources of funding were scheduled R&D expenses from the operating budget of ATI provided by the operating assets and liabilities of ATI.

     Telco. Telco develops and manufactures products focused on providing integrated access for network services. Telco's products can be separated into three categories: (1) broadband transmission products, (2) network access products, and (3) bandwidth optimization products. Telco's products are deployed at the edge of the service provider's networks to provide organizations with a flexible, cost-effective means of transmitting voice, data, video and image traffic over public or private networks.

     At the time of acquisition, Telco had eight primary projects in development relating to next-generation telecommunication and data network hardware. These projects were at various stages in the development process. Some were about to enter the testing phase of the initial hardware prototype, while others were still in the early concept and design specification stages. These eight projects were scheduled for commercial release at various points in time from December 1998 through late 1999/early 2000.

     Telco's in-process research and development projects are being developed to run on new communications protocols and technologies not employed in its current products. These include HDSL, SONET, Voice over IP and ATM inverse multiplexing. Additionally, the products to be commercialized from Telco's in process research and development are expected to include interface support not in Telco's current product line, including E1, DS3 and OC3.

     None of the in-process projects at Telco considered in the write-off are expected to achieve technological feasibility before the consummation of World Access' acquisition of Telco. Furthermore, if the projects are not completed as planned, the in-process research and development will have no alternative use. Failure of the in process technologies to achieve technological feasibility may adversely affect the future profitability of World Access.

     Revenue attributable to Telco's aggregate in-process technology was assumed to increase over the first six years of the projection period at annual rates ranging from a high of 195% to a low of zero growth, reflecting both the displacement of Telco's old products by these new products as well as the expected growth in the overall market in which Telco's products compete. Thereafter, revenues are projected to decline over the remaining projection period at annual rates ranging from -14% to -42%, as the acquired in process technologies become obsolete and are replaced by newer technologies.

     Management's projected annual revenues attributable to the aggregate acquired in-process technologies, which assume that all such technologies achieve technological feasibility, ranged from a low of approximately $28 million to a high of approximately $276 million. Projected revenues were projected to peak in 2004 and decline thereafter through 2009 as other new products enter the market.

     The acquired in-process technology's contribution to the operating income of Telco (and subsequently World Access) was projected to grow over the first five years of the projection period at annual rates ranging from a high of 142% to a low of 20% with one intermediate year of marginally declining operating income. Thereafter, the contribution to operating income was projected to decline through the projection period. The acquired in-process technology's contribution to operating income ranged from a loss of approximately $5 million to a high of approximately $86 million.

     The discount rate used to value the existing technology was 20.0%. This discount rate was selected because of the asset's intangible characteristics, the risk associated with the economic life expectations of the technology, and the risk associated with the financial assumptions with respect to the projections used in the analysis.

     The discount rate used to value the in-process technologies was 25.0%. This discount rate was selected due to several incremental inherent risks. First the actual useful economic life of such technologies may differ

                                NEW WORLD ACCESS
from the estimates used in the analysis. Second, risks associated with the financial projections on the specific products that comprise the acquired in-process research and development. The third factor is the incomplete and unproven nature of the technologies. Finally, future technological advances that are currently unknown may negatively impact the economic and functional viability of the in-process R&D.

     Management expects that the cost to complete the development of the acquired in-process technologies and to commercialize the resulting products will aggregate approximately $16 million through 2001. Over the projection period, management expects to spend an additional aggregate $46 million on sustaining development efforts relating to the acquired in-process technologies. These sustaining efforts include bug fixing, form-factor changes, and identified upgrades.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET:

NACT MINORITY INTEREST ADJUSTMENTS

     (A) The acquisition of the minority interest of NACT will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of NACT will be expensed at the consummation of the NACT Transaction. The amount of the one-time non-recurring charge is expected to approximate $21.9 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Operations have been prepared excluding this charge. New World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over the net assets acquired is determined as follows (in thousands):

     Purchase price of approximately 32.7% minority interest in NACT:

  Stock issued in exchange for NACT shares..................  $ 46,660
                                                              --------
Allocation:
  Minority interest in subsidiaries.........................   (12,443)
  Adjust assets and liabilities.............................
     In-process research and development costs(i)...........   (21,900)
     Acquired technology(ii)................................    (4,400)
     Deferred tax liability(iii)............................     1,700
                                                              --------
                                                               (37,043)
                                                              --------
Unallocated excess purchase price over net assets
  acquired..................................................  $  9,617
                                                              ========

     (i) The in-process research and development write-off of $21.9 million is based on the valuation performed in connection with the NACT Stock Purchase. The valuation report assigned a value of $66.5 million to the in-process research and development projects as of the date of the NACT Stock Purchase, of which 67.3% or $44.6 million was expensed at the consummation of the NACT Stock Purchase. Management estimates that an additional $21.9 million of in-process research and development projects will be written-off in conjunction with the consummation of the NACT Transaction. New World Access will obtain an updated valuation of the in-process research and development projects as of the closing of the NACT Transaction for use in determining the final purchase accounting for the NACT Transaction.

     (ii) Represents the purchase price assigned to the acquired technology of NACT based upon the valuation performed in connection with the NACT Stock Purchase.

     (iii) Establish a deferred tax liability related to the acquired technology.

                                NEW WORLD ACCESS

     (B) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

RESURGENS PRO FORMA ADJUSTMENTS

     (C) The Resurgens Transaction will be accounted for under the purchase method of accounting. New World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Cash paid for claims(i)...................................            $  3,000
  Purchase of switching equipment by World Access for use by
     Resurgens prior to closing of the merger...............               4,000
  Restricted stock issued to creditors(ii)..................  $76,000
  Restricted stock issued to Renaissance Partners(ii).......   15,730
                                                              -------
          Total stock.......................................              91,730
  Fees and expenses related to the Resurgens Transaction....               2,000
                                                                        --------
          Total purchase price..............................             100,730
                                                                        --------
Allocation:
  Historical stockholders' equity, net of creditor
     liabilities forgiven(iii)..............................              (2,179)
  Adjust assets and liabilities:
     Adjust licenses to estimated fair market value(iv).....              (3,000)
     Adjust network switching equipment to estimated fair
       market value(iv).....................................              (5,000)
     Record switching equipment purchased by World Access...              (4,000)
     Establish deferred tax asset(v)........................             (15,300)
                                                                        --------
                                                                         (29,479)
                                                                        --------
Unallocated excess purchase price over net assets
  acquired..................................................            $ 71,251
                                                                        ========

     (i) Represents an estimate of $1.0 million to be paid to the creditors of Resurgens under a cash settlement plan proposed by New World Access and approximately $2.0 million to be paid to governmental creditors.

     (ii) The value assigned to the 3,750,000 restricted New World Access shares to be issued to the creditors and Renaissance Partners at the closing date will be $25.17, the seven trading days average closing price of New World Access common stock, including the three days prior and the three days subsequent to May 12, 1998, the date economic terms of the Resurgens Transaction were announced, less a 30% discount attributable to the restrictive nature of the shares. New World Access consulted with an independent financial advisor knowledgeable of the transaction in determining the appropriate discount. Specific factors supporting the discount are (1) the length of the restriction,
(2) the number of shares subject to restriction, and (3) the volatility of New World Access common stock [the closing price on the announcement date was $37.06 and the closing price on August 28, 1998 was $23.13, a 37.6% reduction]. Management of New World Access believes the discount rate to be used in valuing these restricted shares is appropriate and reasonable.

     In addition to the shares noted above, the creditors and Renaissance Partners will also be issued 7,500,000 restricted New World Access shares at the closing (the "Escrowed Shares"). These shares will be immediately placed into escrow and will be valued at par value only, or $75,000. As it becomes probable that

                                NEW WORLD ACCESS
the conditions for release from escrow will be met, the fair market value of the shares as measured at that time will be recorded as additional goodwill and stockholders' equity, respectively.

     Specifically, the Escrowed Shares will be released in the amounts and on the dates specified below if the sum of the EBITDA for Resurgens for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                          ESCROWED SHARES
                                                               TO BE
        PERFORMANCE PERIOD              RELEASE DATE         RELEASED          TARGET EBITDA
        ------------------              ------------      ---------------      -------------
July 1, 1998 to and including
  December 31, 1998 (the "First
  Performance Period")............   February 15, 1999       1,875,000          $7,500,000
January 1, 1999 to and including
  December 31, 1999 (the "Second
  Performance Period")............   February 15, 2000       2,812,500          $29,000,000
January 1, 2000 to and including
  December 31, 2000 (the "Third
  Performance Period).............   February 15, 2001       2,812,500          $36,500,000

     Notwithstanding the foregoing, if the Exchange Closing Date is (a) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000, or (b) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Exchange Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Exchange Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and
(ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     If, after the Exchange, the EBITDA of Resurgens is less than the Target EBITDA required for the release of Escrowed Shares in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding anything described herein, the Escrowed Shares shall be released if the actual cumulative EBITDA for Resurgens for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for any five consecutive trading days during such calendar quarter, then 25% of all of the shares of Escrowed Shares shall be released on February 15, 2000, provided that if no Escrowed Shares are eligible for release during any such calendar quarter, then such Escrowed Shares shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the Holdco Common Stock as reported by Nasdaq equals or exceeds $65.00 for a total number of consecutive trading days during such subsequent calendar quarter equal to or exceeding the total number of trading days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such Escrowed Shares were not eligible for release; (b) if the EBITDA of Resurgens for the Second Performance Period equals or exceeds $52,775,000, then the Escrowed Shares related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the Escrowed Shares shall be released upon a Change of Control (as defined in the Exchange Agreement).

                                NEW WORLD ACCESS

     (iii) The combined historical accounts of Resurgens include pre-petition creditor liabilities of $334.5 million, which are classified as "liabilities subject to compromise," and borrowings under the WorldCom, Inc. debtor-in-possession financing facility of $22.0 million as of June 30, 1998, respectively. These liabilities will be satisfied in connection with the Plan of Reorganization, which has been approved by the creditors committee and is expected to be confirmed by the bankruptcy court in early September 1998. Upon the confirmation of the Plan of Reorganization and the closing of the Resurgens Transaction, the creditors will receive shares of RCG common stock in exchange for the surrender of all of their claims against RCG. Immediately thereafter, the creditors' shares of RCG will be cancelled and automatically converted into the right to receive shares of New World Access Common Stock, a portion of which will be received directly and a portion of which will be deposited into escrow pending the satisfaction of certain conditions. All such shares of New World Access Common Stock are subject to certain contractual restrictions.

     The confirmation of the Plan of Reorganization is a condition precedent to the closing of the Resurgens Transaction. Therefore, the combined historical stockholders deficit of $354.4 million as of June 30, 1998 has been adjusted to reflect a $352.6 million reduction for the liabilities subject to compromise and the WorldCom, Inc. debtor-in-possession financing facility for purposes of the unaudited pro forma combined balance sheet.

     (iv) Estimates of fair market value of the licenses and the switching equipment acquired have been made by management. These estimates are subject to adjustment pending final valuations to be obtained from independent appraisers.

     (v) At the time the Resurgens Transaction is consummated, Resurgens is expected to have in excess of $125 million in net operating loss carryforwards available to offset future federal taxable income. Based on its current assessment of the forecasted operating results of Resurgens and other pertinent factors, management expects at least 35% of these future tax benefits will be realized. Accordingly, a deferred tax asset of $44 million, net of a 65% valuation allowance of approximately $29 million, has been reflected in the Pro Forma Combined Balance Sheet. The amount of the valuation allowance is subject to future analysis and may be revised prior to the closing of the Resurgens Transaction.

     The pro forma loss of the combined entity is not indicative of the results of operations that are expected to be achieved by the combined entity in the future. The nature of Resurgens current operations are concentrated solely on the international carriers' carrier business and an upgraded, efficient operating network is now in place. Resurgens has a new, experienced management team in place and has entered into several new contracts to increase its revenue base, including a significant service contract with WorldCom Network Services, Inc., a wholly owned subsidiary of WorldCom, Inc. Prior to the acquisition of Resurgens, it is expected that Resurgens will be essentially debt free due to its Chapter 11 bankruptcy proceedings. In addition, there are several closing conditions that must be satisfied before the Resurgens Transaction is consummated, including the achievement by Resurgens of monthly revenues of $25 million and related gross profit margin of greater than 5% for the calendar month immediately preceding the closing date

     (D) Eliminate existing stockholders' equity.

TELCO PRO FORMA ADJUSTMENTS

     (E) The Telco Merger will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of Telco will be expensed at the consummation of the acquisition. The amount of the one-time non-recurring charge is expected to approximate $73.9 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Earnings have been prepared excluding this charge. New World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

                                NEW WORLD ACCESS

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Stock issued in exchange for Telco shares(i)..............  $188,230
  Fair market value of World Access options issued in
     exchange for Telco options.............................     9,700
                                                              --------
          Total stock and options...........................             $ 197,930
  Fees and expenses related to the merger...................                 3,750
                                                                         ---------
          Total purchase price..............................               201,680
                                                                         ---------
Allocation:
  Historical stockholders' equity...........................               (52,955)
  Adjust assets and liabilities:
     Write-down of inventories related to outsourcing,
       recent procurement agreements, excess quantities
       related to reduced demand of certain legacy products
       and those that are non-strategic as a result of the
       merger to net realizable value.......................                 4,500
     Write-down to fair market value of certain redundant
       equipment resulting from the merger..................                 1,500
     Write-off of leaseholds associated with Telco's current
       Norwood facility which is expected to be relocated...                 1,300
     Accrue involuntary employee termination benefits.......                 1,500
     Accrue lease termination provision related to Telco's
       current Norwood facility.............................                 1,400
     Trademarks.............................................                (7,400)
     Establish deferred tax asset(ii).......................               (16,000)
     Acquired technology(iii)...............................               (56,400)
     In-process research and development costs(iv)..........               (73,900)
     Deferred tax liabilities(v)............................                24,900
                                                                         ---------
                                                                          (171,555)
                                                                         ---------
Unallocated excess purchase price over net assets
  acquired..................................................             $  30,125
                                                                         =========

     (i) Based on the terms of the Telco Merger Agreement and the value of World Access Common Stock as of August 28, 1998, Telco stockholders are currently expected to receive approximately 6.5 million freely tradeable shares of New World Access common stock at the time of the Telco Merger. The value assigned to these shares will be $29.26 per share, the seven trading days average closing price of World Access Common Stock which include the three trading days prior and the three trading days subsequent to June 4, 1998, the date economic terms of the Telco Merger were announced.

     (ii) The net deferred tax asset of $16 million is comprised primarily of gross temporary differences arising from the differences between book and tax basis of certain assets and liabilities and for tax credits available to Telco and New World Access. It is the opinion of management that these tax assets are likely to be utilized by Telco or New World Access.

     (iii) The value of the acquired technology of $56.4 million is based on a preliminary valuation report prepared by an independent appraiser and represents the value of Telco's current technology calculated using the income approach.

     (iv) The amount of in-process research and development costs of $73.9 million is based on a preliminary valuation report prepared by an independent appraiser, based on factors considered such as the number of projects in process, the potential alternative future uses of those projects and estimated future projected revenues from those projects. New World Access will obtain an updated valuation of the in-process research and development as of the closing of the Telco Merger for use in determining the final purchase accounting for the Telco Merger.

                                NEW WORLD ACCESS

     (v) Establish deferred tax liabilities related to the identifiable intangible assets.

     (F) Eliminate existing stockholders' equity.

     (G) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998:

ATI PRO FORMA ADJUSTMENTS

     (A) Amortization of unallocated excess purchase price over net assets acquired over 15 years relating to the one month period ended January 31, 1998 not included in the New World Access historical statement of earnings.

     (B) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the ATI merger.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS

     (D) Amortization of the acquired technology relating to the majority interest portion of NACT over 8 years.

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years relating to the two month period ended February 28, 1998 not included in the New World Access historical statement of earnings.

     (F) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the purchase of the majority interest in NACT.

     (G) Record the 32.7% minority interest in net income of NACT.

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS

     (H) Amortization of the acquired technology relating to the minority interest portion of NACT over 8 years.

     (I) Amortization of unallocated excess purchase price over net assets acquired related to the purchase of the remaining minority interest in NACT over 20 years.

     (J) Reverse the minority interests in earnings of NACT.

     (K) Represents basic and diluted earnings per share, including approximately 1.8 million shares of New World Access common stock issued in the merger calculated in accordance with SFAS 128.

RESURGENS PRO FORMA ADJUSTMENTS

     (L) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market values of the license agreements.

     (M) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (N) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

                                NEW WORLD ACCESS

     (O) Represents basic and diluted earnings per share, including approximately 3.8 million shares of New World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO PRO FORMA ADJUSTMENTS

     (P) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment.

     (Q) Amortization of acquired technology of Telco over 8 years.

     (R) Amortization of trademarks of Telco over 8 years.

     (S) Represents the elimination of the portion of Telco's historical intangible asset amortization written down in connection with the merger.

     (T) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (U) Eliminate the one-time non-recurring in-process research and development charge recorded by Telco in connection with its acquisition of Jupiter Technology, Inc. which was consummated on January 26, 1998. This write-off of in-process research and development does not relate to the transaction between World Access and Telco, but does represent a significant one time charge that should be eliminated for purposes of presenting pro forma financial information.

     (V) Adjust tax provision for the benefit of the loss incurred by the combined entities.

     (W) To record a reduction in tax expense related to the reduction of the deferred tax liability established in conjunction with the allocation of purchase price to acquired technology.

     (X) Represents basic and diluted earnings per share, including approximately 6.5 million shares of New World Access common stock issued in the merger and common stock equivalents related to stock options issued in exchange for Telco options calculated in accordance with SFAS 128.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997:

ATI PRO FORMA ADJUSTMENTS

     (A) Eliminate inter-company sales and related cost of sales.

     (B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS

     (D) Amortization of acquired technology relating to the majority interest portion of NACT over 8 years.

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (F) Record the 32.7% minority interest in net income of NACT.

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS

     (G) Amortization of acquired technology relating to the minority interest portion of NACT over 8 years.

     (H) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (I) Reverse the minority interests in earnings of NACT.

                                NEW WORLD ACCESS

     (J) Represents basic and diluted earnings per share, including approximately 1.8 million shares of New World Access common stock issued in the merger calculated in accordance with SFAS 128.

RESURGENS PRO FORMA ADJUSTMENTS

     (K) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market value of the license agreements.

     (L) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (M) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

     (N) Represents basic and diluted earnings per share, including approximately 3.8 million shares of New World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO PRO FORMA ADJUSTMENTS

     (O) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment.

     (P) Amortization of acquired technology of Telco over 8 years.

     (Q) Amortization of trademarks of Telco over 8 years.

     (R) Represents the elimination of the portion of Telco's historical intangible asset amortization written down in connection with the merger.

     (S) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (T) Adjust tax provision for the benefit of the Telco loss and pro forma adjustments, if applicable.

     (U) Represents basic and diluted earnings per share, including approximately 6.5 million shares of New World Access common stock issued in the merger and common stock equivalents related to stock options issued in exchange for Telco options calculated in accordance with SFAS 128.